UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

    Preliminary Proxy Statement

    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    Definitive Proxy Statement

    Definitive Additional Materials

    Soliciting Material Under Rule 14a-12

CYCLACEL PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    No fee required.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing party:

4)	Date Filed:

Cyclacel Pharmaceuticals, Inc.

200 Connell Drive, Suite 1500
Berkeley Heights, New Jersey 07922
United States of America

April 14, 2008

Dear Stockholder,

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Cyclacel Pharmaceuticals, Inc. to be held at 10:00 am Eastern Time on May 14, 2008 at our corporate headquarters at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey, 07922. The attached notice of annual meeting and proxy statement describe the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.

At the annual meeting, you are being asked to elect Pierre Legault, Spiro Rombotis and Dr. David U’Prichard, nominees for Class 2 directors, to our Board of Directors. We will also ask you to approve an amendment of our 2006 Amended and Restated Equity Incentive Plan to increase the number of shares of common stock issuable thereunder by an additional 2.2 million shares, to an aggregate of 5.2 million shares. In addition, we will ask you to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

You will be asked to register at the Annual Meeting prior to admission if you attend. If you wish to register in advance of the Annual Meeting, please contact our investor relations office by telephone at (908) 517-7330, by mail at Cyclacel Pharmaceuticals, Inc., 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey, 07922, or by e-mail to investor@cyclacel.com.

Yours sincerely,
/s/ Spiro Rombotis
Spiro Rombotis
President and Chief Executive Officer

Cyclacel Pharmaceuticals, Inc.

200 Connell Drive, Suite 1500
Berkeley Heights, New Jersey 07922
United States of America

April 14, 2008

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME:        10:00 am Eastern Time

DATE:        May 14, 2008

PLACE:    200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey, 07922

PURPOSES:

1. To elect Pierre Legault, Spiro Rombotis and Dr. David U’Prichard as Class 2 directors to serve three-year terms expiring in 2011.

2. To approve an amendment to the Amended and Restated 2006 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder by an additional 2.2 million shares, to an aggregate of 5.2 million shares.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

4. To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of our common stock at the close of business on March 20, 2008. A list of stockholders of record will be available at the meeting and, during the ten days prior to the meeting, at the office of the Secretary at the above address.

At least a majority of all issued and outstanding shares of common stock is required to constitute a quorum. Accordingly, whether you plan to attend the annual meeting or not, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Paul McBarron Paul McBarron Secretary

Cyclacel Pharmaceuticals, Inc.
200 Connell Drive, Suite 1500
Berkeley Heights, New Jersey 07922
United States of America

PROXY STATEMENT FOR THE CYCLACEL PHARMACEUTICALS, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cyclacel Pharmaceuticals, Inc. is soliciting your proxy to vote at the 2008 annual meeting of stockholders and any adjournments of the meeting to be held at 10:00 am Eastern Time on May 14, 2008 at our corporate headquarters at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

On April 14, 2008, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement, our 2007 Annual Report, which includes our consolidated financial statements for the fiscal year ended December 31, 2007. You can also find a copy of our 2007 Annual Report on Form 10-K on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.cyclacel.com.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on March 20, 2008 are entitled to vote at the annual meeting. On this record date, there were 20,433,129 shares of our common stock issued and outstanding and entitled to vote. Common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

For the ten-day period immediately prior to the Annual Meeting, the list of stockholders entitled to vote will be available for inspection at our offices at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey, 07922, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

How Many Votes Do I Have?

Each share of Cyclacel Pharmaceuticals, Inc. common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our transfer agent, American Stock Transfer and Trust Company, or you have stock certificates, you may vote:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting. You will be asked to register at the Annual Meeting prior to admission if you attend. If you wish to register in advance of the Annual Meeting, please contact our investor relations office by telephone at (908) 517-7330, by mail at Cyclacel Pharmaceuticals, Inc., 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey, 07922, or by e-mail to investor@cyclacel.com.

If your shares are held in ‘‘street name’’ (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	‘‘FOR’’ the election of Pierre Legault, Spiro Rombotis and Dr. David U’Prichard, the three nominees for Class 2 director;

•	‘‘FOR’’ the amendment of an Amended and Restated 2006 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder by an additional 2.2 million shares, to an aggregate of 5.2 million shares; and

•	‘‘FOR’’ ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2008.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted;

•	providing written notice of revocation to us before the annual meeting at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey, 07922, Attention: Paul McBarron, Chief Operating Officer, Executive Vice President, Finance, and Secretary; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under ‘‘How Do I Vote?’’ for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under ‘‘How Do I Vote?’’

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under ‘‘How Do I Vote?,’’ the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 3, even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a ‘‘broker non-vote.’’

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Three Class 2 Directors	The affirmative vote of a plurality of the shares of common stock cast by our stockholders present in person or represented by proxy at the annual meeting is required to elect Pierre Legault, Spiro Rombotis and Dr. David U’Prichard, the nominees for election as Class 2 directors. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve an amendment to the Amended and Restated 2006 Equity Incentive Plan	The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment of the Amended and Restated 2006 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder by an additional 2.2 million shares, to an aggregate of 5.2 million shares. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Selection of Auditors	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of independent registered public accountants. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accountants for 2008, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this proxy statement and accompanying materials, will be borne by us. We have engaged Morrow & Co., Inc. to assist us with the solicitation of proxies for a fee of $5,000, plus expenses. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

What Dissenters’ Rights Do I Have?

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal on any proposal referred to herein.

Attending the Annual Meeting

The annual meeting will be held at 10:00 am EST on May 14, 2008, at our corporate headquarters at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922. When you arrive at our corporate headquarters, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

You will be asked to register at the annual meeting prior to admission if you attend. If you wish to register in advance of the annual meeting, please contact our investor relations office by telephone at (908) 517-7330, by mail at Cyclacel Pharmaceuticals, Inc., 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922, or by e-mail to investor@cyclacel.com.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as ‘‘householding,’’ benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be ‘‘householded,’’ the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact Broadridge Financial Solutions, Inc., by calling their toll free number, 1-888-237-1900.

If you do not wish to participate in ‘‘householding’’ and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another holder of our common stock and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your company shares are registered in your own name, please contact Broadridge Financial Solutions, Inc., and inform them of your request by calling them at 1-888-237-1900 or writing them at 51 Mercedes Way, Edgewood, New York, 11717.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2008 for (a) the executive officers named in the Summary Compensation Table on page 18 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock, relying solely upon the amounts and percentages disclosed in their public filings.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2008 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

Percentage of ownership is based on 20,433,129 shares of common stock outstanding as of March 31, 2008.

The address for each of the directors and named executive officers is c/o Cyclacel Pharmaceuticals, Inc., 200 Connell Drive Suite 1500, Berkeley Heights, New Jersey 07922. Addresses of other beneficial owners are noted in the table.

	Number of Shares Beneficially Owned(1)	Percentage Owned
Directors and Executive Officers
Sir John Banham(2)	65,232	*
Dr. Judy Chiao(3)	123,468	*
Dr. Christopher Henney(4)	84,938	*
Pierre Legault(5)	10,937	*
Paul McBarron(6)	173,200	*
Professor Gordon McVie(7)	28,385	*
Dr. Gregory Reyes(8)	3,000	*
Spiro Rombotis(9)	519,148	1.78%
Daniel Spiegelman(10)	42,613	*
Dr. David U’Prichard(11)	77,077	*
Dr. John Womelsdorf(12)	37,289	*
Executive officers and directors as a group (11 persons)	1,165,287	2.76%
5% Stockholders
Federated Investors, Inc. (sole voting power), Voting Shares Irrevocable Trust (sole voting power), John F. Donahue (shared voting power), Rhodora J. Donahue (shared voting power) and J. Christopher Donahue (shared voting power)(13) Federated Investors Tower, Pittsburgh, PA 15222-3779	3,250,000	18.82%
Morgan Stanley & Co. Incorporated(14) 1585 Broadway, New York NY 10036	3,030,924	14.83%
FrontPoint Partners LLC(14)	3,030,924	14.83%
James E. Flynn(15) 780 Third Avenue, 37th Floor, New York, NY 10017	2,617,650	12.51%

	Number of Shares Beneficially Owned(1)	Percentage Owned
Deerfield Management Company, L.P.(16) 780 Third Avenue, 37th Floor, New York, NY 10017	1,682,124	8.11%
Deerfield Special Situations Fund International Limited(16) c/o Bisys Management, Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, British Virgin Islands	1,682,124	8.11%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2008. Except as indicated by footnote, to our knowledge, all persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned.
(2)	Includes 36,847 shares of common stock beneficially owned and 28,385 shares of common stock issuable upon the exercise of options to purchase common stock.
(3)	Includes 46,168 shares of common stock beneficially owned and 77,300 shares of common stock issuable upon the exercise of options to purchase common stock.
(4)	Includes 7,167 shares of common stock beneficially owned and 77,771 shares of common stock issuable upon the exercise of options to purchase common stock.
(5)	Includes 10,937 shares of common stock issuable upon the exercise of options to purchase common stock.
(6)	Includes 74,104 shares of common stock beneficially owned and 99,096 shares of common stock issuable upon the exercise of options to purchase common stock.
(7)	Includes 28,385 shares of common stock issuable upon the exercise of options to purchase common stock.
(8)	Includes 3,000 shares of common stock beneficially owned and no shares of common stock issuable upon the exercise of options to purchase common stock.
(9)	Includes 364,648 shares of common stock beneficially owned and 154,500 shares of common stock issuable upon the exercise of options to purchase common stock.
(10)	Includes 5,999 shares of common stock beneficially owned and 36,614 shares of common stock issuable upon the exercise of options to purchase common stock.
(11)	Includes 20,306 shares of common stock beneficially owned and 56,771 shares of common stock issuable upon the exercise of options to purchase common stock.
(12)	Includes 5,000 shares of common stock beneficially owned and 32,289 shares of common stock issuable upon the exercise of options to purchase common stock.
(13)	Based on a Schedule 13G/A filed on February 13, 2008 with the SEC jointly by the following parties: Federated Investors, Inc. (sole voting power), Voting Shares Irrevocable Trust (sole voting power), John F. Donahue (shared voting power), Rhodora J. Donahue (shared voting power) and J. Christopher Donahue (shared voting power). Federated Investors, Inc. (the ‘‘Parent’’) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the ‘‘Investment Advisers’’), which act as investment advisers to registered investment companies and separate accounts that own shares of our common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Investors, Inc., the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the ‘‘Trust’’) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the ‘‘Trustees’’). The Trustees have collective voting control that they exercise over the Parent.
(14)	Based on a Form 4 filed on March 24, 2008 with the SEC by Morgan Stanley & Co. Incorporated. The reported securities are held directly by certain funds (each, a ‘‘Fund’’ and collectively, the ‘‘Funds’’) managed by indirect subsidiary entities of Morgan Stanley & Co. Incorporated. FrontPoint Partners LLC, an indirect wholly owned subsidiary of Morgan Stanley & Co. Incorporated is the parent company of each entity that is the investment manager of one or more of the Funds.
(15)	Includes 491,072 shares issuable upon the exercise of warrants to purchase common stock. Based on a Schedule 13G/A filed on March 14, 2008 with the SEC jointly by the following parties and indicating shared voting power: James E. Flynn, Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P. and Deerfield Special Situations Fund International Limited.
(16)	Includes 312,608 shares issuable upon the exercise of warrants to purchase common stock. Based on a Schedule 13G/A filed on March 14, 2008 with the SEC jointly by the following parties and indicating shared voting power: James E. Flynn, Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P. and Deerfield Special Situations Fund International Limited.

MANAGEMENT

The Board of Directors

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for our business to be managed by or under the direction of the Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of eight members, classified into three classes as follows: (1) Spiro Rombotis, Dr. David U’Prichard and Pierre Legault constitute a class with a term ending at the 2008 annual meeting; (2) Paul McBarron and Dr. Christopher S. Henney constitute a class with a term ending at the 2009 annual meeting; and (3) Sir John Banham, Professor Gordon McVie and Daniel Spiegelman constitute a class with a term ending at the 2010 annual meeting.

On February 19, 2008, our Board of Directors voted to nominate Spiro Rombotis, Dr. David U’Prichard and Pierre Legault for election as Class 2 directors at the annual meeting for a term of three years to serve until the 2011 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Spiro Rombotis	49	President and Chief Executive Officer; Director
Paul McBarron	47	Chief Operating Officer & Executive Vice President, Finance; Secretary and Director
Sir John Banham	67	Director
Dr. Christopher Henney	67	Vice Chairman; Director
Pierre Legault	47	Director
Professor Gordon McVie	63	Director
Daniel Spiegelman	49	Director
Dr. David U’Prichard	59	Chairman; Director

Continuing Class 1 Directors (Term to Expire in 2010)

Sir John Banham.    Sir John Banham is currently Chairman of Spacelabs Healthcare, Inc. and Chairman of Johnson Matthey plc, senior non-executive director of AMVESCAP plc and non-executive director of Merchant Trust plc. He is past Director General of the Confederation of British Industry (CBI) and past Chairman of Whitbread plc, Geest plc, ECI Partners LLP, Tarmac plc and Kingfisher plc. His public sector appointments comprise first Controller of the Audit Commission and first Chairman of the Local Government Commission for England. He was formerly Honorary Treasurer of the United Kingdom’s Cancer Research Campaign prior to its merger with Imperial Cancer Research. He is a graduate of Cambridge University in Natural Sciences and has honorary degrees from a number of British universities.

Professor Gordon McVie, D.Sc. (Hon), MBChB, MRCP, M.D., FRCP, FRCPS, FmedSci.     Professor McVie is currently Chief Executive Officer and a director of Cancer Intelligence Limited, a cancer consulting company, former Joint Director General of Cancer Research UK and former Director General of the Cancer Research Campaign. Previously, he was Clinical Research Director at the Netherlands Cancer Institute in Amsterdam. From 1976 to 1979 he was the first NHS Consultant Medical Oncologist in Scotland at The Cancer Research Campaign Unit in Glasgow. He is the European editor of JNCI (Journal of the National Cancer Institute) and Senior Consultant to the European Institute of Oncology, Milan, Italy. He has authored five books and over 200 research papers.

Daniel Spiegelman, M.B.A.    Mr. Spiegelman had served as one of Xcyte’s directors since September 2004, and continued on as a director of the company. Mr Spiegelman has served as the Senior Vice President and Chief Financial Officer of CV Therapeutics, Inc. since September 1999. From January 1998 to September 1999, Mr. Spiegelman served as the Vice President and Chief Financial Officer of CV Therapeutics, Inc. From 1991 until 1998, Mr. Spiegelman was employed by Genentech, Inc., a biotechnology company, holding various positions in the Treasury department, including the position of Treasurer from 1996 to 1998. Mr. Spiegelman holds a B.A. in Economics from Stanford University and an M.B.A. from Stanford Graduate School of Business. Mr. Spiegelman currently serves as a member of the board of directors of Affymax, Inc.

Nominees as Class 2 Directors (Term to Expire in 2011)

Spiro Rombotis.    Mr. Rombotis joined Cyclacel in August 1997 and has over 25 years of experience with pharmaceutical and biotechnology companies. He was previously Vice President of International Operations and Business Development; Managing Director, Europe; and Director, Japanese joint venture, at The Liposome Company, Inc. Mr. Rombotis also served as Vice President, Pharmaceuticals for Central and Eastern Europe and as Director of International Marketing at Bristol-Myers Squibb Company. He was Head of European Marketing and Sales and Head of Corporate Development at Centocor, Inc. as well as worked in Business Development at Novartis AG. He holds a B.A. from Williams College and an M.B.A. and Master’s degree in Hospital Management with honors, from the Kellogg Graduate School of Management where he serves on the Kellogg Biotech Advisory Board.

David U’Prichard, Ph.D.    Dr. U’Prichard joined the Board of Directors of Cyclacel in May 2004. He is currently President of Druid Consulting LLC, a pharmaceutical and biotechnology-consulting firm, providing customized services to life sciences clients in the United States and Europe. He is also a Venture Partner with Red Abbey Venture Partners, a private equity provider. Previously, he was Chief Executive Officer of 3-Dimensional Pharmaceuticals, Inc. from 1999 to 2003. In addition, he held a variety of positions within the pharmaceutical and biotechnology industries, including, President and Chairman of Research and Development for SmithKline Beecham Pharmaceuticals; Executive Vice President and International Research Director, and a Member of the board of directors of Zeneca Pharmaceuticals; General Manager, Research Department, ICI Pharmaceuticals, and Vice President Biomedical Research, ICI Pharmaceuticals; and Senior Vice President and Scientific Director for Nova Pharmaceutical Corporation. He is a director of Invitrogen Corporation, Silence Therapeutics PLC, and Alpharma Inc. He is the non-executive Chairman of Oxagen Ltd. He was Chairman of the Pennsylvania Biotechnology Association in 2004-2005. From 1992 to 1997, he was a member of the board of the Biotechnology Industry Organization (BIO). He received a B.Sc. in Pharmacology from University of Glasgow in 1970 and a Ph.D. in Pharmacology from University of Kansas in 1975.

Pierre Legault, C.A., M.B.A.    Mr. Legault is currently Senior Executive Vice President and Chief Administrative Officer, Rite Aid Corporation. Previously, he was Group Executive Vice President, The Jean Coutu Group (PJC) Inc., with overall management responsibilities for the Brooks Eckerd operations in the United States. Also, he was Worldwide President of Sanofi Aventis Dermatology (19 countries). Prior to that, he was Senior Vice-President Finance and Treasury of Aventis Pharmaceutical worldwide. Prior to such time, he was Chief Financial Officer of Hoechst Marion Roussel (North America) and of Marion Merrell Dow (North America). He is a chartered accountant, and a member of the U.S. Certified Public Accounting Association, who earned a bachelor’s degree at Les Hautes Études Commerciales (HEC Montréal) and an M.B.A. at McGill University.

Continuing Class 3 Directors (Term to Expire in 2009)

Paul McBarron.    Mr. McBarron joined Cyclacel in January 2002 and has over 16 years of experience as a financial executive with pharmaceutical and biotechnology companies. Since 1996, he was a senior member of the finance team at Shire Pharmaceuticals Group plc, where he held the positions of Director of Corporate Finance and Group Financial Controller. He joined Shire when it was an emerging public company employing fewer than 100 people. He was previously employed in various financial positions at Sterling Drug, Inc. and SmithKline Beecham Pharmaceuticals and qualified as a chartered accountant with Ernst & Young.

Christopher S. Henney, Ph.D., D.Sc.    Dr. Henney had served as one of Xcyte’s directors since March 2005, and continued on as Vice Chairman of the Company. Previously, Dr. Henney co-founded three major publicly held U.S. biotechnology companies, Immunex, ICOS and Dendreon, and held executive positions at each company. From 1995 to January 2003 Dr. Henney was Chairman and Chief Executive Officer of Dendreon Corporation. Dr. Henney currently serves as Chairman of Oncothyreon Inc. and SGX Pharmaceuticals, Inc. Dr. Henney received a Ph.D. in experimental pathology from the University of Birmingham and a D.Sc. from the same university for contributions to the field of immunology.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the company, either directly or indirectly. Based upon this review, our Board of Directors has determined that each of the following directors is an ‘‘independent director’’ as such term is defined by The NASDAQ Stock Market, Inc., or NASDAQ:

•	David U’Prichard, Ph.D.

•	Sir John Banham

•	Christopher Henney, Ph.D, D.Sc.

•	Pierre Legault, C.A., M.B.A.

•	Professor Gordon McVie, M.D., D.Sc.

•	Daniel Spiegelman, M.B.A.

The Board of Directors has established three standing committees, (1) Compensation and Organization Development Committee, (2) the Audit Committee, and (3) the Nominating and Corporate Governance Committee. The Board of Directors has also determined that each member of these committees meets the independence requirements applicable to each such committee as prescribed by NASDAQ and the SEC.

Committees of the Board of Directors and Meetings

Meeting Attendance.    During the fiscal year ended December 31, 2007 there were six meetings of our Board of Directors, and the various committees of the Board met a total of ten times. All of our directors attended, either in person or by teleconference, our annual meeting of stockholders held in 2007.

Audit Committee.    Our Audit Committee met five times during fiscal 2007. This committee currently has four members, Mr. Pierre Legault (Chairman), Sir John Banham, Dr. Henney and Mr. Spiegelman. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and NASDAQ, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Legault is an ‘‘audit committee financial expert,’’ as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K.

The Audit Committee of the Board of Directors oversees and monitors the processes management has in place to maintain the reliability and integrity of our accounting policies and financial reporting processes, to ensure the adequacy of internal accounting, financial reporting and disclosure controls, and to comply with legal and regulatory requirements that may impact our financial reporting and disclosure obligations. The Audit Committee is also responsible for reviewing the qualifications, independence and performance of, and selecting or replacing, if necessary, our independent registered public accounting firm and approving all audit and non-audit services and fees related thereto. In addition, the Audit Committee is responsible for reviewing, in consultation with our management and independent registered public accounting firm, the scope and results of (1) reviews of our quarterly financial statements, (2) audits of our annual financial statements, and (3) audits of our system of internal control over financial reporting and management’s assessment of the effectiveness thereof. The Audit Committee may also perform other duties and responsibilities as the Audit Committee or the Board of Directors deems appropriate or necessary, including reviewing, evaluating and approving related-party or similar transactions or relationships. The Audit Committee maintains a written charter that outlines its responsibilities, which it reviews and reassesses annually and recommends any changes to the Board of Directors for approval. A copy of the Audit Committee’s written charter is publicly available on our website at www.cyclacel.com. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation and Organization Development Committee.    Our Compensation and Organization Development Committee met five times during fiscal 2007. This Committee is composed entirely of directors who are not our current or former employees, all of whom qualify as independent under the definition promulgated by NASDAQ. The committee currently has three members: Dr. Christopher Henney (Chairman), Professor Gordon McVie and Dr. David U’Prichard. Generally, our Compensation and Organization Development Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success (see ‘‘Compensation Discussion and Analysis’’ on page 13 for further information). This committee also develops and implements policies, principles and procedures for the selection and performance review of the Company’s executive officers (including our Chief Executive Officer), officers, directors, employees, consultants, and advisors; interprets and administers our Amended and Restated 2006 Equity Incentive Plan; reviews management’s Compensation Discussion and Analysis and submits the Compensation Committee Report, which is set forth elsewhere in this proxy statement.

A copy of the Compensation and Organization Development Committee’s written charter is publicly available on our website at www.cyclacel.com.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee conducted its affairs during meetings of our Board of Directors during fiscal 2007, including the nomination of Pierre Legault to our Board of Directors and the introduction of a self-evaluation process to be undertaken by our Board of Directors, and did not meet separately. The Nominating and Corporate Governance Committee has three members, Sir John Banham (Chairman), Professor Gordon McVie, and Mr. Daniel Spiegelman, all of whom qualify as independent under the definition promulgated by NASDAQ. The functions of the Nominating and Corporate Governance Committee include making recommendations to the full Board of Directors as to particular nominees for election or appointment to the Board of Directors; making recommendations to the full Board of Directors as to the membership, structure and operations of the committees of the Board; reviewing and assessing the adequacy of our corporate governance guidelines, principles and practices and recommending changes to the full Board of Directors for approval; monitoring compliance with our Corporate Code of Conduct and Ethics; and reviewing and maintaining oversight of matters relating to the independence, operation and effectiveness of the Board of Directors and committee members.

The Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources for all potential candidates. The Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at our 2009 annual meeting of stockholders, such a recommendation should be submitted in writing to the Nominating and Corporate Governance Committee, c/o Paul McBarron, Secretary, Cyclacel Pharmaceuticals, Inc., 200 Connell Drive, Suite

1500, Berkeley Heights, New Jersey 07922. Any such written recommendation should include a minimum of the following: (a) all information relating to such person that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (b) the name(s) and address(es) of the stockholder(s) making the recommendation; and (c) appropriate biographical information and a statement as to the qualification for service on our Board of Directors of the recommended person. Any such recommendation should be submitted in the time frame for stockholder proposals which are to be included in proxy materials for the Annual Meeting to be held in 2009 under the caption, ‘‘Stockholders’ Proposals and Nominations for Director for 2009 Annual Meeting’’ set forth elsewhere in this proxy statement.

A copy of the Nominating Committee’s written charter is publicly available on the Company’s website at www.cyclacel.com.

Compensation Committee Interlocks and Insider Participation.    None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation and Organization Development Committee.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (908) 517-7330 or email at investor@cyclacel.com. Stockholders wishing to submit written communications directly to the Board of Directors should send their communications to our Secretary, Paul McBarron, Cyclacel Pharmaceuticals, Inc., 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922. All stockholder communications will be considered by the non-employee members of our Board of Directors.

Executive Officers

The following table sets forth certain information regarding our current executive officers who are not also members of our Board of Directors. All such executive officers are at-will employees.

Name	Age	Position
Dr. Gregory Reyes	54	Senior Vice President, Research
Dr. Judy Chiao	48	Vice President, Clinical Development and Regulatory Affairs
Dr. John Womelsdorf	44	Vice President, Business Development

Greg Reyes, M.D., Ph.D.    Dr. Reyes joined Cyclacel in June 2007 and has over 20 years of experience in both large pharma and biotech. Prior to joining Cyclacel, Dr. Reyes was Vice President, Discovery Biology with Pfizer Global Research and Development (Ann Arbor, MI) until January 2007. Prior to Pfizer, Dr. Reyes served as Vice President, Biological Research, Infectious Diseases and Tumor Biology at Schering-Plough Research Institute (SPRI) until January 2004. His SPRI group advanced 14 new drug candidates in oncology and anti-infectives into preclinical and clinical development. Previously, Dr. Reyes served as Vice President, Research and Development at Ingenex, Inc. from November 1993 to June 1995, Vice President, Molecular and Biological Research at Triplex Pharmaceuticals, Inc. from April 1992 to October 1993 and Vice President, Hepatitis Research at GeneLabs, Inc. from June 1985 to April 1992. Dr. Reyes earned his B.A. (summa cum laude) in Biology from the University of California at Santa Cruz and his M.D. and Ph.D. from The Johns Hopkins School of Medicine in 1982. He completed his medical internship at Stanford University Hospital in 1983 and was a Damon Runyon-Walter Winchell Cancer Fund Fellow at Stanford University School of Medicine’s Cancer Biology Research Lab.

Judy Chiao, M.D.    Dr. Chiao joined Cyclacel in December 2004. From September 2002 to December 2004, she was at Aton Pharma, Inc., a wholly owned subsidiary of Merck & Co., laterally as Vice President, Oncology Clinical Research and Development. Prior to Aton’s acquisition by Merck, she was responsible for leading the clinical development of SAHA, a histone deacetylase inhibitor, for hematologic and solid tumor indications. From July 2000 to December 2001 Dr. Chiao was a Senior Medical Reviewer, Division of Oncology Drug Products, Center for Drug Evaluation and Research, U.S. Food and Drug Administration, where she was the agency’s primary reviewer for a range of oncology drugs and regulatory subjects. She also presented the FDA’s views in several New Drug Application reviews at Oncology Drug Advisory Committees. Dr. Chiao earned her Bachelor of Science in Chemistry (summa cum laude) at Columbia University, New York, and received her medical degree from Harvard Medical School. Her internship and residency in internal medicine was carried out at Columbia-Presbyterian Medical Center, New York and she held a Research Fellowship in Molecular Pharmacology at Sloan Kettering Institute for Cancer Research and a Clinical Fellowship in Hematology/Oncology at Memorial Sloan Kettering Cancer Center both in New York City. She has also been a member of a number of FDA-related working groups and has also been a Core Member of the Pharsight-FDA Cooperative Research and Development Agreement (CRADA) on clinical trial simulation and population pharmacokinetic analysis software for drug development.

John Womelsdorf, Ph.D.    Dr. Womelsdorf joined Cyclacel in August 2006 and has more than 20 years experience in business development roles in several pharmaceutical companies. Prior to joining Cyclacel, Dr. Womelsdorf was at Johnson & Johnson (J&J) until June 2006, where he served as Executive Director, Licensing and New Business Development of the Pharmaceuticals Group. Prior to joining J&J, Dr. Womelsdorf worked as a Global Licensing Director for F. Hoffmann-La Roche, Inc. until April 2003. From May 1998 to April 2000, he was a Business Development Fellow at Baxter International, Inc. where he worked closely with Research and Development licensing in early technologies. Dr. Womelsdorf earned his Bachelor of Science degree in 1988 and his Ph.D. in Physical Chemistry in 1993 from Stevens Institute of Technology. He also earned an M.B.A. from Columbia University in 1997.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis or CD&A has been prepared to provide shareholders with information we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our executive officers, including the named executive officers in the executive compensation tables.

General Compensation Philosophy

The overall compensation philosophy of the company is primarily driven by our business environment and our desire to align the interests of employees with the interests of shareholders.

The compensation and benefit plans are designed to enable us to meet our corporate goals and performance. The objectives of our compensation structure are to:

•	enable the company to attract, engage and retain key executives and employees critical to future success;

•	motivate and inspire employee behavior which fosters a high performance culture; and

•	support the overall business objectives and ensure that the majority of the compensation opportunity will be related to factors that both directly and indirectly influence shareholder value.

We have designed our compensation process on this philosophy and on the principles of competitive and fair compensation in order to continue to attract, retain and motivate all of our employees, including our executive officers, who drive Cyclacel’s success.

We achieve these objectives through a compensation package for each executive that:

•	provides competitive total compensation consisting primarily of cash and equity;

•	provides a significant portion of total compensation linked to the achievement of corporate objectives; and

•	differentiates reward based on individual contribution to the company’s performance.

Determining Executive Compensation

Determining Our President and Chief Executive Officer’s Compensation

The Compensation and Organization Development Committee of our Board of Directors, under its charter makes decisions regarding the compensation of our President and Chief Executive Officer. The Committee is composed entirely of independent directors and meets in executive session to discuss and formulate its recommendation for the CEO’s base salary and bonus. It has also considered and approved an employment contract for the CEO.

The Committee does not rely solely on any predetermined formula or a limited set of criteria in evaluating the CEO’s performance for the year. The evaluation is based on the CEO’s success in achieving his performance goals, which include financial, strategic and leadership objectives. The CEO also provides the Compensation Committee with a self review of his performance from time to time.

Determining Compensation for our other Named Executive Officers

The Compensation Committee approves the annual compensation (including base salary, bonus, and stock-based compensation) for our other named executive officers, based on:

•	the executive’s scope of responsibilities;

•	an informed market assessment of competitive practices for similar roles within peer group companies;

•	evaluations of performance for the year, as assessed by the Chief Executive Officer, supported by the company’s performance review process and the executive’s self assessment; and

•	recommendations by our Chief Executive Officer for each named executive officer with respect to base salary, cash bonus, and stock-based compensation.

The Committee is authorized to engage and retain independent third party compensation and legal advisors to obtain advice and assistance on all matters related to executive compensation and benefit plans. No third party compensation consultant was engaged during 2007, although the Committee did consult independent external compensation survey data as part of the decision-making process. The Committee worked on employment agreements with change-in-control provisions for our President and Chief Executive Officer and our Executive Vice President, Finance and Chief Operating Officer in 2007, with input and advice from the Company’s external counsel. The provisions of these agreements, which have been executed as of January 1, 2008, are summarized later in this report. The Committee intends to engage a third party independent compensation consultant in 2008 and get guidance from such consultants on several matters including reviewing compensation methodology for executive officers and directors, use of equity instruments, and whether we should start granting restricted stock.

In 2007, the Committee met five times and considered several issues, including those related to our annual setting of compensation; review of our Compensation Charter and CD&A; the composition of our peer group; the impact of currency exchange rate on compensation of our Chief Operating Officer; the level of non-cash compensation including stock options; and the evaluation of the performance of our Chief Executive Officer and review of our executive officers’ performance and compensation.

Compensation Benchmarking

We seek to target both short-term and long-term compensation rewards (cash bonuses, stock option grants) competitively among a peer group of biopharmaceutical companies based on available survey data. Restricted stock may be considered in the future. When assessing the market competitiveness of our compensation programs, we review third party survey and publicly available data relating to a specific group of companies.

The companies that comprise this peer group have executive positions with responsibilities similar in breadth and scope to ours and have businesses which compete with us for executive talent. We have related our activities to the compensation practices of several peer companies chosen based on their sector, maturity of our product lines, market capitalization and number of employees. These peer companies included, among others: Anesiva (formerly Corgentech); Ariad Pharmaceuticals; Array Biopharma; Arqule; Biocryst Pharmaceuticals; Cell Genesys; CombinatoRx; Cytokinetics; Exelixis; GeneLab Technologies; Idenix Pharmaceuticals; Infinity Pharmaceuticals; Keryx; Kosan Biosciences; Maxygen; Nuvelo; Regeneron; Replidyne; Rigel Pharmaceuticals; Sunesis Pharmaceuticals; Threshold Pharmaceuticals and Xoma.

Components of Compensation

We measure the success of our compensation plans in terms of their impact on overall business performance and on our ability to attract and retain key talent which, in turn, will minimize risk and optimize return for our shareholders.

To this end, the Committee, in collaboration with executive management, affirms that the components of the total compensation plan should include the following: base salary; bonus; stock-based compensation, and certain perquisites and benefit programs. The total cash compensation for our named executives is targeted to be at the 60th percentile level for total cash compensation of our peer group, and we plan to engage an independent third party consultant in 2008 to provide us with guidance to meet this target. Stock-based compensation is also a key component of our compensation program as it aligns the interests of our executives with those of our shareholders, and the multi-year vesting schedule provides incentives to enable longer term retention, to deliver our longer term goals. The intention is to ensure our stock-based compensation is at the 60th percentile level in comparison with our peer group and the competitive marketplace.

Compensation Mix

Base Salary

The salaries of our executive officers are the only non-variable element of our compensation and are reviewed on an annual basis. The salaries reflect each executive’s responsibilities, the importance and impact of the executive’s role, and the contribution each executive delivers to Cyclacel. Salary revisions are based on an evaluation of the individual’s performance, assessed against pre-determined performance objectives, as part of the company’s annual performance review process, and the related salary revision matrix, in addition to level of pay compared to biotechnology industry peer group company levels. Within this peer group, we seek to make comparisons to executives who are comparable in terms of (a) level of responsibility and (b) expected level of contribution to performance. Performance-related increases generally take effect as of January 1 of each year.

Annual Cash Bonus

Our annual ‘‘Incentive Compensation Plan’’ is designed to reward achievement at specified levels of corporate and individual performance. For 2007, the performance criteria were established in relation to both organizational goals and objectives related to the individual officer’s specific area of responsibility. The Committee determines the amount of each executive’s bonus based on an assessment by the Committee of such officer’s progress toward achieving the established goals. Bonuses are typically awarded on an annual basis. Each officer position has an assessed target bonus level, expressed as a percent of annual salary. The target bonus levels which are to be reviewed for 2008 are set to be competitive with target bonuses for similar positions in peer companies and are based on a number of factors, including market trends in business generally, and in the biopharmaceutical industry in particular.

In 2007, the performance objectives for our executive officers were based on aspects of our business related to clinical development, commercial activity and financial management, and included key milestones such as:

•	Sapacitabine Phase 2 randomized trial initiation in patients with Cutaneous T-Cell Lymphoma;

•	CYC116 Phase 1 trial initiation in patients with solid tumors;

•	Seliciclib Phase 2 randomized trial initiation in patients with nasopharyngeal cancer;

•	Report interim data on Seliciclib APPRAISE Phase 2b double-blinded randomized trial in Non-Small Cell Lung Cancer;

•	Report Sapacitabine Phase 1 data in patients with Acute Myeloid Leukemia and Myelodysplastic Syndromes; and

•	Sapacitabine Phase 2 randomized trial initiation in elderly patients with Acute Myeloid Leukemia.

In assessing performance against the objectives for 2007, the Committee considered the actual results against the specific deliverables associated with each objective, the extent to which each objective was a challenging one for the organization and the individual and whether any external factors had an impact on these objectives. The Committee assessed the level of achievement against each objective and then determined an overall assessment for each executive officer. The Committee also considered performance achievements in relation to shareholder value.

Long-Term Equity Compensation

We believe that long-term incentive compensation, in the form of stock options and restricted stock grants, ensures that our executive officers have an ongoing stake in the long-term success of the company, as well as giving our employees the opportunity to share in any appreciation in the value of our common stock. The Committee supports the belief that equity participation aligns employees’ interests with those of the shareholders. However, although planned for 2008, we have not yet instituted stock ownership or retention guidelines for executives or directors of Cyclacel. Currently, stock option levels are determined based within the context of the capacity of the company’s incentive plans for such awards and independent market data, vary among participants based on positions within the company and are generally granted on an annual basis. The amounts of the awards are designed to reward past performance and create incentives to meet longer-term objectives.

Awards are made at a level calculated to be competitive relative to peer companies within the sector in which we operate. We grant non-qualified stock options and incentive stock options at an exercise price set by the value of the company’s common stock at the close of market trading on the date of the grant and it is the Committee’s intention to make such grants only on trading days. The option-vesting periods encourage officers and all company employees to work with a long-term view of our performance, and reinforce their long-term affiliation with the company. The stock option plan provisions help reduce officer and employee turnover so that we may retain the knowledge and skills of our valued officers and employees. The plan provides that awards will be cancelled if an executive officer violates certain provisions of the plan. These provisions include prohibitions against engaging in activity that is detrimental to us, such as performing services for a competitor, disclosing confidential information or soliciting customers away from the company.

In 2007, the named executive officers were awarded a number of stock options under the 2006 Equity Incentive Plan, with an exercise price equal to the fair market value of Cyclacel common stock on the date of grant. Accordingly, those stock options will have value only if the market price of our common stock increases after that date. The number of stock options granted to our named executive officers in 2007 are outlined in the table describing Grants of Plan-Based Awards.

Other Benefits

We provide a number of benefits as part of our overall remuneration package to all eligible employees including the named executive officers.

We also operate two defined contribution retirement plans — a qualified 401(k) Plan for our US-based employees, including some of the named executive officers, and a group personal pension plan for our UK-based employees, which include our other named executive officers. Each plan allows employees to contribute up to the limits imposed by the Internal Revenue Code (US) and HM Revenue and Customs (UK) on a pre-or post-tax basis. We provide for matching payments of employee contributions up to a maximum of six percent of annual salary.

We also provide other benefits such as medical, dental, life insurance and long-term disability coverage to each named executive officer, as well as to the majority of our other employees.

In addition to the above benefits, we also provide vacation and other paid holidays to all employees, including our named executive officers, which we believe are in line with our peers in the industry.

Tax Considerations

The Committee’s compensation strategy is to be cost and tax effective. Therefore, the Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the company and its shareholders, even if such arrangements do not always qualify for full tax deductibility. While there are differences in US and UK tax laws regarding compensation, we have attempted to design our strategy to be as beneficial to all of our employees as possible, regardless of geographical location.

Compensation for the Chief Executive Officer

For 2007, Mr. Rombotis’s annual base salary was $425,000. In determining Mr. Rombotis’s compensation for 2008, the Committee considered the continuing achievement of our short- and longer-term goals. The Committee also considered the effectiveness of Mr. Rombotis’s leadership of Cyclacel and the resulting success in the attainment of priority goals, particularly those related to clinical development of its lead candidates, regulatory filings, product pipeline development and the financial strength of the company, and Mr. Rombotis’s overall compensation relative to that of other chief executive officers in our peer group and the biotechnology sector in general.

The compensation actions described below are based on the Committee’s assessment of Mr. Rombotis’s ongoing performance, how his contributions impacted Cyclacel’s results for 2007 and the importance of his continued leadership to our success in the future. As such, on December 6, 2007, based on the overall assessment of the foregoing factors, the Committee increased Mr. Rombotis’s base salary to $440,000, effective as of January 1, 2008. In addition, the Committee awarded Mr. Rombotis an annual cash incentive award of $136,500. The Committee also awarded Mr. Rombotis 200,000 stock options on December 6, 2007, under the 2006 Equity Incentive Plan.

Mr. Rombotis’s total compensation for 2007 was $1,327,750. The Committee believes that Mr. Rombotis’s total compensation is competitive, fair and consistent with our corporate and compensation philosophy.

Based on this review, the Committee finds Mr. Rombotis’s total compensation in the aggregate to be reasonable and not excessive.

Summary Compensation Table

The following table shows the compensation paid or accrued during the year ended December 31, 2007 to (1) our President and Chief Executive Officer, (2) our Chief Operating Officer and Executive Vice President, Finance and (3) our three most highly compensated executive officers, other than our President and Chief Executive Officer and our Chief Operating Officer and Executive Vice President, Finance, who earned more than $100,000 during the year ended December 31, 2007.

Name/Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Spiro Rombotis	2007	425,000		136,500	750,286	(4)	20,964	1,332,750
President and Chief Executive Officer	2006	300,000	(3)	175,000	1,319,886	(5)	20,514	1,815,400
Paul McBarron(15)	2007	324,804		107,854	375,143	(6)	20,170	827,971
Chief Operating Officer,Executive Vice	2006	200,972	(3)	110,000	834,602	(7)	26,313	1,171,887
President Finance
Greg Reyes, M.D., Ph.D.	2007	156,923	(8)	24,000	455,455	(9)	27,636	664,014
Senior Vice President Research	2006	—		—	—		—	—
Judy Chiao, MD	2007	275,000		90,000	375,143	(10)	15,711	755,854
Vice President ClinicalDevelopment and	2006	195,938	(3)	100,000	660,134	(11)	13,989	970,061
Regulatory Affairs
John F. Womelsdorf, Ph.D.	2007	254,000		41,000	187,572	(13)	28,104	510,676
Vice President, Business Development	2006	104,167	(12)	25,000	544,745	(14)	9,232	683,144

(1)	This column represents the dollar amount recognized for financial statement reporting purposes for the fair value of stock options. The fair value, a non-cash expense, was estimated using the Black-Scholes option-pricing method in accordance with FAS 123R.
(2)	Consists of the following for all executive officers: Payments for Private medical insurance, Life assurance and Permanent Health insurance; matching contributions made under the Company’s UK Group Personal Pension Plan to Mr. McBarron ($20,170) and under the US 401(k) Plan, to Mr. Rombotis ($16,590); Dr. Chiao ($10,583), Dr. Reyes ($8,940) and Dr. Womelsdorf ($8,810). In addition, Dr. Reyes was paid accommodation expenses related to his time spent in the UK in the amount of $14,362.
(3)	Employment of Mr. Rombotis, Mr. McBarron and Dr. Chiao commenced on March 27, 2006.
(4)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed reflect stock-based compensation expense for options granted during 2007 as calculated under FAS 123R in connection with our December 6, 2007 grant of 200,000 options.
(5)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed reflect stock-based compensation expense for options granted during 2006 as calculated under FAS 123R in connection with our June 14, 2006 grant of 97,834 options and our December 21, 2006 grant of 160,000 options.
(6)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed reflect stock-based compensation expense for options granted during 2007 as calculated under FAS 123R in connection with our December 6, 2007 grant of 100,000 options.
(7)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed reflect stock-based compensation expense for options granted during 2006 as calculated under FAS 123R in connection with our June 14, 2006 grant of 63,680 options and our December 21, 2006 grant of 100,000 options.
(8)	Dr. Reyes’s employment commenced June 22, 2007.
(9)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed reflect stock-based compensation expense for options granted during 2007 as calculated under FAS 123R in connection with our June 22, 2007 grant of 55,000 options, our December 6, 2007 grant of 25,000 options, and our December 22, 2007 grant of 25,000 options.
(10)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed reflect stock-based compensation expense for options granted during 2007 as calculated under FAS 123R in connection with our December 6, 2007 grant of 100,000 options.
(11)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed reflect stock-based compensation expense for options granted during 2006 as calculated under FAS 123R in connection with our June 14, 2006 grant of 48,967 options and our December 21, 2006 grant of 80,000 options.
(12)	Dr. Womelsdorf’s employment commenced August 1, 2006.
(13)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed reflect stock-based compensation expense for options granted during 2007 as calculated under FAS 123R in connection with our December 6, 2007 grant of 50,000 options.
(14)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed reflect stock-based compensation expense for options granted during 2006 as calculated under FAS 123R in connection with our September 1, 2006 grant of 8,334 options, our September 30, 2006 grant of 8,333 options, our October 31, 2006 grant of 48,333 options, and our December 21, 2006 grant of 50,000 options.
(15)	Mr. McBarron’s compensation was translated from pounds sterling to the U.S. dollar using the exchange rate as of December 31, 2007.

Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the year ended December 31, 2007 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Option Awards ($/Sh)(2)
Spiro Rombotis	12/06/2007	200,000	5.53	3.75
Paul McBarron	12/06/2007	100,000	5.53	3.75
Greg Reyes	06/22/2007	55,000	6.86	4.94
	12/06/2007	25,000	5.53	3.75
	12/22/2007	25,000	5.30	3.60
Judy Chiao	12/06/2007	100,000	5.53	3.75
John F. Womelsdorf	12/06/2007	50,000	5.53	3.75

(1)	All grants were made under the Company’s 2006 Stock Award Plan, which provides that the exercise price shall be determined by using the fair market value of the Company’s common stock which is defined under the 2006 Stock Award Plan as the closing price of the Company’s common stock on the NASDAQ Global Market on the day of grant date.
(2)	This column represents the dollar amount recognized for financial statement reporting purposes for the fair value of stock options. The fair value, a non-cash expense, was estimated using the Black-Scholes option-pricing method in accordance with FAS 123R.

The following table provides information on the stock options held by each Named Executive Officer as of December 31, 2007. The Company does not have any unearned equity incentive awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date
Spiro Rombotis	97,834	(1)			$6.40	06/13/2016
	40,000		120,000	(2)	$6.95	12/20/2016
			200,000	(3)	$5.53	12/06/2017
Paul McBarron	63,680	(4)			$6.40	06/13/2016
	25,000		75,000	(5)	$6.95	12/20/2016
			100,000	(6)	$5.53	12/06/2017
Greg Reyes			55,000	(7)	$6.86	06/21/2017
			25,000	(8)	$5.53	12/06/2017
			25,000	(9)	$5.30	12/22/2017
Judy Chiao	48,967	(10)			$6.40	06/13/2016
	20,000		60,000	(11)	$6.95	12/20/2016
			100,000	(12)	$5.53	12/06/2017
John F. Womelsdorf	3,704		4,630	(13)	$4.65	08/31/2016
	3,703		4,630	(14)	$4.80	09/30/2016
	3,702		44,631	(15)	$5.68	10/30/2016
	12,500		37,500	(16)	$6.95	12/21/2016
			50,000	(17)	$5.53	12/06/2017

(1)	2/3 of the options vest upon grant and remaining vested ratably over following 12 months.
(2)	1/4 of the options vest on first anniversary date and 1/48 monthly thereafter.
(3)	1/4 of the options vest on first anniversary date and 1/48 monthly thereafter.
(4)	2/3 of the options vested upon grant and remaining vested ratably over following 12 months.

(5)	1/4 of the options vest on first anniversary date and 1/48 monthly thereafter.
(6)	1/4 of the options vest on first anniversary date and 1/48 monthly thereafter.
(7)	1/4 of the options vest on first anniversary date and 1/48 monthly thereafter.
(8)	1/4 of the options vest on first anniversary date and 1/48 monthly thereafter.
(9)	1/4 of the options vest on first anniversary date and 1/48 monthly hereafter.
(10)	2/3 of the options vested upon grant and remaining vested ratably over following 12 months.
(11)	1/4 of the options vest on first anniversary date and 1/48 monthly thereafter.
(12)	1/4 of the options vest on first anniversary date and 1/48 monthly thereafter.
(13)	These options are exercisable over a three year period with 1/3 of the options granted vesting on September 1, 2007, one year from the grant date, and 1/24 of the balance monthly thereafter.
(14)	1/3 of the options vest on first anniversary date and 1/24 monthly thereafter.
(15)	8,333 options vest 1/3 on first anniversary date and 1/24 monthly thereafter; 40,000 options — These options are exercisable over a three-year period, with one-fifth of the options granted vesting on August 1, 2008, the second anniversary of Mr. Womelsdorf’s employment commencement date (‘‘Commencement Date’’), 30% of the options granted vesting on August 1, 2009, the third anniversary of the Commencement Date and the balance, 50% of the options granted, vesting on August 1, 2010, the fourth anniversary of the Commencement Date.
(16)	1/4 of the options vest on first anniversary date and 1/48 monthly thereafter.
(17)	1/4 of the options vest on first anniversary date and 1/48 monthly thereafter.

Option Exercises and Stock Vested

None of the executive officers named in the Summary Compensation Table exercised options to purchase our common stock during the year ended December 31, 2007.

Nonqualified Deferred Compensation

We do not have any non-qualified deferred contribution plans.

Employment Agreements

Spiro Rombotis.    On March 20, 2008, we entered into a three-year employment agreement with Mr. Spiro Rombotis, our President and Chief Executive Officer, effective January 1, 2008 (the ‘‘Agreement’’). Pursuant to the Agreement, Mr. Rombotis will receive an initial annual base salary of $440,000, which may be increased by our compensation committee from time to time, and he may also be eligible for a yearly incentive cash bonus, based on a percentage of his then current base salary, if he meets certain corporate and individual performance criteria set by the compensation committee at the beginning of each year of employment, subject to the approval of our Board of Directors. The Agreement also provides for reimbursement of reasonable and necessary expenses incurred by Mr. Rombotis in connection with the performance of his services. In addition, Mr. Rombotis is entitled to certain employment benefits.

The Agreement also provides for certain severance arrangements for Mr. Rombotis. In the event that Mr. Rombotis’s employment is terminated ‘‘without cause,’’ other than termination for a ‘‘change of control’’ (each as defined in the Agreement), we will be required to pay Mr. Rombotis (i) all accrued but unpaid compensation up to the time of such termination; (ii) for a period of twelve months following such termination, severance payments in the form of continuation of his base salary as in effect immediately prior to such termination (the ‘‘Severance Payments’’), including coverage of his medical care and life insurance pursuant to COBRA, on the same terms as applicable to other executive employees, unless Mr. Rombotis obtains substitute coverage; and (iii) six months’ accelerated vesting of any options held by Mr. Rombotis. In the event that Mr. Rombotis’s employment is terminated within six months following a ‘‘change in control’’ event, Mr. Rombotis will be entitled to (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of 24 months; (iii) out-of-pocket expenses reasonably incurred by Mr. Rombotis in connection with his and his family’s relocation to London; and (iv) 18 months’ accelerated vesting of any options held by him. In the event of termination due to his death or disability, we will pay Mr. Rombotis (or his estate, as the case may be) (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of twelve months; and (iii) he will be entitled to twelve months’ accelerated vesting of his options.

In addition, Mr. Rombotis also agreed to certain confidentiality and assignment of inventions obligations and will be subject to certain non-competition obligations for a period of one year following termination of his employment.

Other Executive Officers.  On March 31, 2008, we entered into a three-year employment agreement with Mr. Paul McBarron, our Executive Vice President, Finance, Chief Financial Officer, Chief Operating Officer and Secretary, effective January 1, 2008 (the ‘‘Agreement’’). Pursuant to the Agreement, Mr. McBarron will receive an initial annual base salary of £174,000, which may be increased by our compensation committee from time to time, and he may also be eligible for a yearly incentive cash bonus, based on a percentage of his then current base salary, if he meets certain corporate and individual performance criteria set by the compensation committee at the beginning of each year of employment, subject to the approval of our Board of Directors. The Agreement also provides for reimbursement of reasonable and necessary expenses incurred by Mr. McBarron in connection with the performance of his services. In addition, Mr. McBarron is entitled to certain employment benefits in accordance with our benefit policies in effect from time to time.

The Agreement also provides for certain severance arrangements for Mr. McBarron. In the event that Mr. McBarron’s employment is terminated ‘‘without cause,’’ other than termination for a ‘‘change of control’’, (each as defined in the Agreement) we will be required to pay Mr. McBarron (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of twelve months following such termination; and (iii) six months’ accelerated vesting of any options held by Mr. McBarron. In the event that Mr. McBarron’s employment is terminated within six months following a ‘‘change in control’’ event, Mr. McBarron will be entitled (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of 12 months; and (iii) 18 months’ accelerated vesting of any options held by him and, in the event of termination due to his death or disability, we will pay Mr. McBarron (or his estate, as the case may be) (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of twelve months; and (iii) he will be entitled to twelve months’ accelerated vesting of his options.

Mr. McBarron’s Agreement also contains certain provisions to assure compliance under the laws of the United Kingdom, Mr. McBarron’s place of employment.

In addition, Mr. McBarron also agreed to certain confidentiality and assignment of inventions obligations and will be subject to certain non-competition obligations for a period of one year following termination of his employment.

We have entered into the executive employment agreements outlined above, which provide for certain additional benefits in connection with change-of-control that may result in termination of employment and other termination scenarios, to provide appropriate legal and contractual protection to those executive officers. These provisions are also intended to retain and motivate those executive officers and allow us to remain competitive.

Our stock option grants to our other named executive officers typically include certain vesting acceleration provisions with respect to a termination or change in control. These provisions are designed to allow the holders of our stock options to be rewarded for their performance during events which may adversely impact them but that are not within their control.

Potential Payments Upon Termination or Change-In-Control

We have entered into certain agreements that may require us to make certain payments and/or provide certain benefits to our Named Executive Officers in the event of a termination of employment or a change of control in the Company. In addition, our Amended and Restated 2006 Equity Incentive Plan provides for payments to Named Executive Officers in connection with a termination or a change in control in the Company. The change in control description below, however, does not include the effect on the employment agreements of Messrs. Rombotis and McBarron as each of those agreements was executed subsequent to the year end. Any such description will be included in an appropriate future filing. For a general description of the executed employment agreements, see ‘‘Executive Compensation — Employment Agreements’’ above.

Amended and Restated 2006 Equity Incentive Plan

Termination

Termination For Cause   —   If an award recipient’s service relationship with the Company terminates for ‘‘cause’’ (as defined in the Amended and Restated 2006 Equity Incentive Plan, or the 2006 Plan), then any unexercised award shall terminate immediately upon his or her termination of service.

Termination Without Cause — If an award recipient’s service relationship with the Company terminates for any reason other than for ‘‘cause’’ (excluding death or disability), then the recipient generally may exercise the award, to the extent vested, within 30 days of such termination to the extent that the award is vested on the date of termination (but in no event later than the expiration of the term of the award as set forth in the award agreement). If the recipient dies within three months following such a termination, the award generally may be exercised, to the extent vested, within 180 days’ of the recipient’s death.

Death   —   If an award recipient’s service relationship with the Company terminates due to his or her death, the award recipient’s personal representative, estate, or the person who acquires the right to exercise the award by bequest or inheritance, as the case may be, generally may exercise the award, to the extent the award was vested on the date of termination, within one year from the date of the recipient’s death.

Disability   —   If an award recipient’s service relationship with the Company terminates due to his or her disability, the recipient, the recipient’s personal representative, estate, or the person who acquires the right to exercise the award by bequest or inheritance, as the case may be, generally may exercise the award, to the extent the award was vested on the date of termination, within one year from the date of the recipient’s termination, or if the recipient dies during such one-year period, within the later of one year from the date of the recipient’s termination and 180 days from the recipient’s death. In no event may an award be exercised later than the expiration of the term of the award as set forth in the award agreement.

Change of Control

Pursuant to the terms of the Amended and Restated 2006 Equity Incentive Plan, in the event of a change in control (as defined in the 2006 Plan), all outstanding options, SARs and other awards granted under the 2006 Plan will be either:

•	assumed by the successor corporation or a parent or subsidiary of the successor corporation; or

•	substituted with an equivalent award by the successor corporation or a parent or subsidiary of the successor corporation.

However, in the event that the successor corporation refuses to assume or substitute an award:

•	awards consisting of options, SARs and rights to purchase restricted stock will become fully vested and immediately exercisable, including awards that would not otherwise have become vested or exercisable; and

•	all other awards will become fully earned and eligible to receive a payout.

For the purposes of the Amended and Restated 2006 Equity Incentive Plan, a participant’s award will be considered assumed if, following the change in control, the assumed award confers, for each share of the Company’s common stock subject to the award immediately prior to the change in control, the right to receive the consideration (whether stock, cash, or other securities or property) received in the change in control for each share of common stock held on the effective date of the transaction; provided, however, that if the consideration received in the change of control is not solely common stock of the successor corporation or its parent, the committee administering the plan may, with the consent of the successor corporation, provide for the consideration per share to be received upon the exercise of the award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of the Company’s common stock in the change of control.

Under the 2006 Plan, a change of control is the occurrence of one of the following events:

•	a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or any ‘‘person’’ within the meaning of Sections 13(d)(3) and 14(d) of the 1934 Act), other than the Company, a Subsidiary, or an employee benefit plan (or related trust) of the Company or a Subsidiary, become(s) the ‘‘beneficial owner’’ (as defined in Rule 13d-3 under the 1934 Act) of 30% or more of the then-outstanding voting stock of the Company;

•	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors (together with any new director whose election by the Board or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

•	all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the stockholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company);

•	the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which the Board in office immediately prior to such transaction or event constitutes less than a majority of the Board thereafter; or

•	the stockholders of the Company approve a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

Notwithstanding the foregoing, a change of control shall not be deemed to have occurred if Cyclacel Group plc is or becomes the beneficial owner of 30% or more of the outstanding voting stock of the Company.

Director Compensation

Non-employee directors receive fees for their services as members of the Board of Directors and any committee of the Board of Directors, each in the amount of an annual retainer of $20,000, with an additional $7,000 for chairing either the Compensation and Organization Development Committee or Nominating and Corporate Governance Committee, or an additional $10,000 for chairing the Audit Committee, plus $2,000 for each board meeting attended in person and $1,000 for each board meeting attended telephonically. The non-employee directors are also reimbursed for certain customary business expenses in connection with attending board and committee meetings. The Chairman of our board receives a $54,000 annual retainer for his service as Chairman, and the Vice Chairman receives a $34,000 annual retainer for his services. In addition, the Chairman and Vice Chairman are each entitled to receive annually an option to purchase 50,000 shares of our common stock; each of the other non-employee directors is entitled to receive annually an option to purchase 25,000 shares of our common stock, and the Chair of the Audit Committee is entitled to receive annually an option to purchase 10,000 shares of our common stock.

As described more fully below, this chart summarizes the annual cash compensation for the Company’s non-employee directors during 2007.

Director Compensation for Year-End

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
David U’Prichard, Ph.D(2)	73,000	280,000	(3)	353,000
Sir John Banham(4)	42,000	140,000	(5)	182,000
Christopher S. Henney, Ph.D., D.Sc.(6)	68,000	280,000	(7)	348,000
Pierre Legault(8)	34,500	156,800	(9)	191,300
Daniel Spiegelman(10)	37,500	151,200	(11)	188,700
Gordon McVie, M.D., Ph.D.(12)	30,000	140,000	(13)	170,000

(1)	This column represents the dollar amount recognized for financial statement reporting purposes for the fair value of stock options. The fair value, a non-cash expense, was estimated using the Black-Scholes option-pricing method in accordance with FAS 123R.
(2)	100,000 options remain outstanding as of December 31, 2007.
(3)	Fair value of the option granted on March 9, 2007 was $4.48.
(4)	50,000 options remain outstanding as of December 31, 2007.
(5)	Fair value of the option granted on March 9, 2007 was $4.48.
(6)	121,000 options remain outstanding as of December 31, 2007.
(7)	Fair value of the option granted on March 9, 2007 was $4.48.
(8)	35,000 options remain outstanding as of December 31, 2007.
(9)	Fair value of the option granted on March 9, 2007 was $4.48.
(10)	62,500 options remain outstanding as of December 31, 2007.
(11)	Fair value of the option granted on March 9, 2007 was $4.48.
(12)	50,000 options remain outstanding as of December 31, 2007.
(13)	Fair value of the option granted on March 9, 2007 was $4.48.

COMPENSATION COMMITTEE REPORT

The Compensation and Organization Development Committee, comprised of independent directors, reviewed and discussed the Compensation Discussion and Analysis (CD&A), required by Item 402 (b) of Regulation S-K, which appears elsewhere in this proxy statement, with the company’s management. Based on the review and discussions, the Compensation and Organization Development Committee recommended to the company’s Board of Directors that the CD&A be included in these proxy materials.

Compensation and Organization Development Committee
Dr. Christopher Henney (Chairman) Professor Gordon McVie Dr. David U’Prichard

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of NASDAQ, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval.

In fiscal 2007, the Audit Committee met with management to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent registered public accountants and with appropriate Company financial personnel.

The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, retention, and oversight of the work of Ernst & Young LLP.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007 with management and Ernst & Young LLP, our independent registered public accounting firm.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit.

The Audit Committee received from and discussed with the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the company.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

2007 Audit Committee
Pierre Legault (Chairman) Daniel Spiegelman Sir John Banham Dr. Christopher Henney

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of the copies of these reports received by us, or written representations from the reporting persons that no other reports were required, we believe that, during fiscal 2007, all filing requirements applicable to our current officers, directors and greater than ten percent beneficial owners were filed on a timely basis, except for the following person(s): one report, covering one transaction, was filed late by Dr. David C. U’Prichard; one report, covering one transaction, was filed late by Dr. Reyes; an initial report of ownership was filed late by Morgan Stanley; and one report was filed late by Morgan Stanley covering 29 transactions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions. There have been no transactions during our last fiscal year with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1: ELECTION OF CLASS 2 DIRECTORS

Background

Under our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the number of directors is fixed from time to time by the Board of Directors. We have a staggered Board of Directors comprised of three classes, and each director serves until the annual meeting in which his class is nominated. Pierre Legault, Spiro Rombotis and Dr. David U’Prichard are in the class of directors whose term expires at the Annual Meeting and, if elected, would serve until our 2011 annual meeting.

The Board of Directors has voted to nominate Pierre Legault, Spiro Rombotis and Dr. David U’Prichard for election at the Annual Meeting to serve as Class 2 directors until the 2011 annual meeting of stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for either of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

Required Vote

A plurality of the votes cast at the annual meeting is required to elect each nominee as a director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF PIERRE LEGAULT, SPIRO ROMBOTIS AND DR. DAVID U’PRICHARD AS CLASS 2 DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2: APPROVAL OF AMENDMENT OF
2006 AMENDED AND RESTATED EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER

General

We are asking our stockholders to approve an amendment of the 2006 Amended and Restated Equity Incentive Plan, or the 2006 Plan, to increase the number of shares of common stock issuable under the 2006 Plan by an additional 2.2 million shares, to an aggregate of 5.2 million shares, which represents approximately 25% of our outstanding common stock.

The 2006 Plan was adopted by the Board of Directors of Xcyte Therapies, Inc. in March 2006 as part of the merger transaction with Cyclacel Limited and was amended upon approval of our stockholders in July 2006. In May 2007, at our last annual meeting of stockholders, the 2006 Plan was amended to increase the number of shares of common stock authorized for issuance by an additional 1,384,205 shares, to a total of 3,000,0000 shares. As of April 1, 2008, an aggregate of 129,726 shares of common stock remained available for future issuance.

Effective as of March 31, 2008, our Board of Directors approved certain amendments to the 2006 Plan including, subject to stockholder approval, an increase in the number of shares of common stock issuable under the 2006 Plan by an additional 2.2 million shares, to an aggregate of 5.2 million shares. The Board of Directors adopted this amendment because it believes that:

•	additional shares are necessary to attract new employees and executives;

•	additional shares are needed to further the goal of retaining and motivating existing personnel; and

•	the issuance of options to our employees is an integral component of the Company’s compensation policy.

There are currently no stock options reserved under this plan for future grants to executive officers, as such decisions are made by our Compensation and Organization Development Committee.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote ‘‘against’’ the proposal.

Summary of the 2006 Plan

A copy of the 2006 Plan is attached as Appendix A hereto. The following description of the 2006 Plan is a summary and, as such, is qualified by reference to the complete text of the 2006 Plan.

Material Features of Our 2006 Plan

Description of the 2006 Plan

General.    The purpose of the 2006 Plan is to provide a means by which directors, officers and other employees of Cyclacel, its parent and subsidiaries can acquire and maintain ownership in Cyclacel, thereby strengthening their commitment to the success of Cyclacel and its subsidiaries and their desire to remain employed by Cyclacel and its subsidiaries. The 2006 Plan is also intended to attract, employ and retain directors, officers and other employees, to provide such people with additional incentive reward opportunities designed to encourage them to enhance the profitable growth of Cyclacel and its subsidiaries, and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (‘‘Section 162(m)’’). The 2006 Plan permits the grant of stock options, which may be either incentive stock options or non-statutory stock options, restricted stock, restricted stock units, performance units, performance shares and stock appreciation rights (each, an ‘‘Award’’).

Administration.    The 2006 Plan may be administered by Cyclacel’s Board of Directors or the Compensation and Organization Development Committee of the board, in either case referred to as the ‘‘Administrator.’’ The board has delegated the administration of the 2006 Plan to the Compensation and Organization Development Committee. The Administrator may make any determinations deemed necessary or advisable for the 2006 Plan. The compensation committee generally will consist of two or more directors who qualify as ‘‘non-employee directors’’ under Rule 16b-3 of the Securities Exchange Act of 1934, and as ‘‘outside directors’’ under Section 162(m) (so that the Company is entitled to a federal tax deduction for certain compensation paid under the 2006 Plan). Notwithstanding the foregoing, the Administrator may delegate its authority to administer the 2006 Plan.

Subject to the terms of the 2006 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2006 Plan and outstanding Awards. The Administrator may not, however, reprice Awards or exchange Awards for other Awards, cash or a combination thereof, without the approval of the stockholders. The Administrator may also provide that all or a portion of an Award shall be deferred or may approve a deferral election by the Award recipient.

Eligibility.    The Administrator selects the employees, consultants, and directors of Cyclacel or any parent or subsidiary of Cyclacel who will be granted Awards under the 2006 Plan (approximately 85 people). However, only employees may be granted incentive stock options. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants.

Limitations.    Section 162(m) places limits on the deductibility for federal income tax purposes of compensation paid to certain of Cyclacel’s executive officers. In order to preserve Cyclacel’s ability to deduct the compensation income associated with options granted to such persons, the 2006 Plan provides that no employee may be granted, in any fiscal year of Cyclacel, (1) options to purchase more than 150,000 shares of Cyclacel’s common stock, (2) stock appreciation rights covering more than 150,000 shares, (3) restricted stock and restricted stock units covering more than 75,000 shares in the aggregate, and (4) performance shares and performance units covering more than 75,000 shares in the aggregate. Notwithstanding this limit, however, in connection with such individual’s initial employment with Cyclacel, he or she may be granted (1) options to purchase an additional 125,000 shares of Cyclacel’s common stock, (2) stock appreciation rights covering an additional 125,000 shares, (3) restricted stock and restricted stock units covering an additional 50,000 shares in the aggregate, and (4) performance shares and performance units covering an additional 50,000 shares in the aggregate.

Terms and Conditions of Awards.    Each Award is evidenced by an Award agreement between Cyclacel and the recipient and is subject to the terms and conditions determined by the Administrator in accordance with the 2006 Plan.

Stock Options

A stock option is the right to acquire shares of common stock at a fixed exercise price for a fixed period of time. Under the 2006 Plan, the Administrator may grant non-statutory stock options and/or incentive stock options (which entitle employees, but not Cyclacel, to more favorable tax treatment). The Administrator will determine the number of shares covered by each option, subject to the limitations described above.

(a) Exercise Price.    The exercise price of the shares subject to each option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the option. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Cyclacel or any of its subsidiaries. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

(b) Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares of common stock issued upon exercise of an option is specified in each option agreement. The 2006 Plan permits payment to be made by cash, check, other shares of Cyclacel’s common stock (with some restrictions), cashless exercises, a reduction in the amount of Cyclacel’s liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option.    The term of an option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(d) Non-transferability of Options.    Unless otherwise determined by the Administrator, options granted under the 2006 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(e) Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2006 Plan as may be determined by the Administrator.

Stock Appreciation Rights

Stock appreciation rights are Awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which Cyclacel’s stock price exceeds the exercise price. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price. Cyclacel’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Administrator may determine.

The Administrator determines the number of stock appreciation rights granted, subject to the limits discussed above. The Administrator sets the terms of stock appreciation rights, except that the exercise price of a stock appreciation rights will not be less than 100% of the fair market value of a share on the grant date. The term of a stock appreciation right may not exceed ten (10) years from the date of grant.

A stock appreciation right will be exercisable, in whole or in part, at such time as the Administrator will specify in the stock appreciation right Award agreement.

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares of common stock that are issued subject to restrictions established by the Administrator, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a ‘‘restricted period’’ during which the Award recipient must satisfy certain vesting conditions. If the Award recipient does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. Awards of restricted stock units are phantom shares that vest in accordance with terms and conditions established by the Administrator and when the applicable restrictions have lapsed, the recipient of an Award of restricted stock units shall be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units as specified in the Award agreement.

The Administrator may set vesting criteria based upon the achievement of Company-wide, subsidiary-wide, departmental, regional, functional, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis (including, without limitation, relative to the performance of other corporations or to continued employment or service), determined by the Administrator. If the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see ‘‘Performance Goals’’ below for more information). The Administrator will determine the number of shares of restricted stock and the number of restricted stock units granted to any employee, consultant or director, subject to the limitations described above.

Unless the Administrator determines otherwise, shares of restricted stock will be held by the Company until any restrictions on the shares have lapsed. The Administrator may accelerate the time at which any restriction on restricted stock or restricted stock units may lapse or be removed.

Performance Shares and Performance Units

Performance shares and performance units are Awards that will result in a payment to a participant only if performance goals and/or other vesting criteria established by the Administrator are achieved or the Awards otherwise vest. The applicable performance objectives will be determined by the Administrator, and may be based upon the achievement of goals which may be company-wide, subsidiary-wide, departmental, regional, functional, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis (including, without limitation, relative to the performance of other corporations or to continued employment or service), determined by the Administrator. Notwithstanding the foregoing, if the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see ‘‘Performance Goals’’ below for more information).

The Administrator will determine the number of performance shares and performance units granted to any employee, consultant or director, subject to the limitations described above.

Performance shares have an initial value equal to the fair market value of a share on the date of grant and performance units have an initial value that is established by the Administrator on or before the grant date. Performance shares may be granted to employees, consultants or directors at any time as shall be determined by the Administrator in its sole discretion.

Payment of earned performance units or performance shares shall be made as soon as practicable after the expiration of the applicable performance period. The Administrator, in its sole discretion, may pay such earned Awards in cash, shares, or a combination thereof. On the date set forth in the Award agreement, all unearned or unvested performance shares will be forfeited to the Company.

Performance Goals

Under Section 162(m), the annual compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2006 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid.

We have designed the 2006 Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Administrator’s discretion, one or more of the following performance goals may apply (all of which are defined in the 2006 Plan): cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, revenue and total stockholder return. The Performance Goals may differ from participant to participant and from Award to Award.

Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (3) on a per-share basis, (4) against the performance of Cyclacel as a whole or a business unit of Cyclacel, and/or (5) on a pre-tax or after-tax basis. The Administrator also will adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

Miscellaneous

Non-transferability.    While an Award is subject to restrictions or has not fully vested, the Award generally may not be sold, transferred, pledged, assigned or otherwise alienated.

Termination of Service.    If an Award recipient’s service relationship with Cyclacel terminates for ‘‘cause’’ (as defined in the 2006 Plan), then any unexercised Award shall terminate immediately upon his or her termination of service. If an Award recipient’s service relationship with Cyclacel terminates for any reason other than for ‘‘cause’’ (excluding death or disability), then the recipient generally may exercise the Award, to the extent vested, within thirty (30) days of such termination to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of the Award as set forth in the Award agreement). If the recipient dies within three (3) months following such a termination, the Award generally may be exercised, to the extent vested, within 180 days’ of the recipient’s death. If an Award recipient’s service relationship with Cyclacel terminates due to his or her death, the Award recipient’s personal representative, estate, or the person who acquires the right to exercise the Award by bequest or inheritance, as the case may be, generally may exercise the Award, to the extent the Award was vested on the date of termination, within one (1) year from the date of the recipient’s death. If an Award recipient’s service relationship with Cyclacel terminates due to his or her disability, the recipient, the recipient’s personal representative, estate, or the person who acquires the right to exercise the Award by bequest or inheritance, as the case may be, generally may exercise the Award, to the extent the Award was vested on the date of termination, within one (1) year from the date of the recipient’s termination, or if the recipient dies during such one-year period, within the later of one (1) year from the date of the recipient’s termination and 180 days from the recipient’s death. In no event may an Award be exercised later than the expiration of the term of the Award as set forth in the Award agreement.

Adjustments Upon Changes in Capitalization.    In the event that Cyclacel’s common stock changes by reason of any stock split, reverse stock split, stock dividend, merger, reorganization, consolidation, recapitalization, separation, liquidation, repurchase, spin-off, split-up, share combination, reclassification or other similar change in Cyclacel’s capital structure, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2006 Plan, the Section 162(m) limits regarding the per-person limits on the number of Awards that may be granted to a participant in any year and in connection with the participant’s initial employment with Cyclacel, the number, class and price of shares of stock subject to any Award outstanding under the 2006 Plan.

In the event of a liquidation or dissolution, all outstanding Awards will terminate immediately prior to the consummation of the proposed action, unless the Administrator determines otherwise. The Administrator may, in its sole discretion, provide that each Award recipient shall have the right to exercise all or any part of the outstanding Award, and that the restrictions on other Awards will lapse in full.

In connection with a merger with or into another corporation or a ‘‘change of control,’’ as defined in the 2006 Plan, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation, provided that any such assumption or substitution shall not result in adverse tax consequences under Section 409A of the Internal Revenue Code. If the successor corporation refuses to assume the Awards or to substitute substantially equivalent awards, the Award will immediately vest and become exercisable as to all of the shares subject to such Award, or, if applicable, the Award will be deemed fully earned and will be paid out prior to the merger or change of control. In addition, if an option, stock appreciation right or right to purchase restricted stock has become fully vested and exercisable in lieu of assumption or substitution, the Administrator will provide notice that the option, stock appreciation right or right to purchase restricted stock will immediately vest and become exercisable as to all of the shares subject to such Award and all outstanding options, stock appreciation rights and rights to purchase restricted stock will terminate upon the expiration of such notice period.

Amendment and Termination of the Plan.    Cyclacel’s Board of Directors may amend, alter, suspend or terminate the 2006 Plan, or any part thereof, at any time and for any reason. However, Cyclacel will obtain stockholder approval for any amendment to the 2006 Plan to the extent necessary and desirable to comply with applicable law. Unless terminated earlier, the 2006 Plan shall terminate on January 19, 2016, 10 years from the date the 2006 Plan was adopted by Cyclacel’s Board of Directors.

Material Federal U.S. Income Tax Consequences of the 2006 Plan

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Cyclacel of Awards granted under the 2006 Plan. Tax consequences for any particular individual may be different. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2006 Plan are exempt from or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation.

Non-statutory Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case the difference between the fair market value of the shares on the date of exercise and the exercise price will be an item of tax preference includible in ‘‘alternative minimum taxable income’’ of a participant). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock

With respect to grants of restricted stock, a participant must generally recognize ordinary income equal to the fair market value of the shares received at vesting. A participant may elect to be taxed at the time of receipt of shares rather than upon vesting, but if the participant subsequently forfeits such shares, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares.

Restricted Stock Units, Performance Shares and Performance Units

A participant generally will not have taxable income upon grant. Instead, he or she generally will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares. Note that pursuant to Section 409A of the Internal Revenue Code, restricted stock units and performance shares will be subject to additional tax if the Award is not granted and administered in compliance with the provisions of Section 409A.

Tax Effect for Cyclacel

Cyclacel generally will be entitled to a tax deduction in connection with an Award under the 2006 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). As discussed above, special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. However, the 2006 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based compensation under Section 162(m), thereby permitting Cyclacel to receive a federal income tax deduction in connection with such Awards.

The foregoing is only a summary of the effect of U.S. federal income taxation upon us and award recipients with respect to the grant and exercise of Awards under the 2006 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s, director’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

On March 31, 2008, the closing market price per share of our common stock was $2.98, as reported by the NASDAQ Global Market.

For these reasons, the Board of Directors has recommended the amendment of the Amended and Restated 2006 Equity Incentive Plan to increase the number of shares issuable thereunder by 2.2 million shares of common stock, or an aggregate of 5.2 million shares of common stock.

Required Vote

The affirmative vote of a majority of the shares of our common stock, present, in person or represented by proxy, and entitled to be voted on this proposal is required.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THE AMENDMENT OF THE 2006 AMENDED AND RESTATED EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2007:

	(a)	(b)	(c)
Plan Category	No. of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,592,246	$6.39	407,754 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	—

(1)	Consists of the 2006 Plan.
(2)	The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, and performance units. The original number of shares available for awards under the 2006 Plan is 3,000,000. As of April 1, 2008, there are available 129,726 shares available for issuance under the 2006 Plan.

PROPOSAL 3:    RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2008. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our consolidated financial statements for the fiscal year ended December 31, 2007. We expect that representatives of Ernst & Young LLP (UK) will be present at the meeting via conference call, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Pursuant to the terms of a Stock Purchase Agreement, dated as of December 15, 2005, as amended, or the Stock Purchase Agreement, by and between Cyclacel Group plc, or Cyclacel Group, and Xcyte Therapies, Inc., or the Registrant, (a) the Registrant acquired from Cyclacel Group all of the issued and outstanding share capital of Cyclacel Limited in exchange for an aggregate of 7,761,453 shares of the Registrant’s common stock, (b) the Registrant was renamed ‘‘Cyclacel Pharmaceuticals, Inc.’’ and (c) the Registrant’s board of directors and management were changed.

In connection with the transactions contemplated by the Stock Purchase Agreement, on April 10, 2006, Ernst & Young LLP (US), or E&Y US, who was previously engaged as the independent registered public accounting firm to audit our consolidated financial statements, resigned, which resignation was accepted by the Registrant’s board of directors, and Ernst & Young LLP (UK), or E&Y UK, who was previously engaged as the principal auditors to audit Cyclacel Limited’s financial statements, was appointed by the Registrant’s board of directors as the independent registered public accounting firm to audit the Registrant’s financial statements. This change in accountants was effected solely as a result of the completion of the transactions contemplated by the Stock Purchase Agreement.

E&Y US’s audit reports on the consolidated financial statements of the Registrant for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s two most recent fiscal years and any subsequent interim period prior to the date of this report, there were no disagreements with E&Y US on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y US, would have caused it to make reference to the subject matter thereof in connection with its report.

During the Registrant’s two most recent fiscal years and any subsequent interim period prior to the date of this report, none of the events described in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act, occurred.

During the Registrant’s two most recent fiscal years and any subsequent interim period prior to the date of this report, neither the Registrant nor anyone acting on its behalf consulted E&Y UK regarding (a) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Registrant’s financial statements or (b) any (i) matter that was the subject of a disagreement with E&Y US on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y US, would have caused it to make reference to the subject matter thereof in connection with its report or (ii) events described in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The following table presents fees for professional audit services rendered by E&Y UK for the audit of Cyclacel’s annual financial statements for the years ended December 31, 2007 and 2006, and fees billed for other services rendered by E&Y UK during those periods.

	2006	2007
Audit fees(1)	$762,820	$739,041
Audit related fees	—	—
Tax fees(2)	$84,926	93,891
All other fees	—	—
Total	$847,746	832,932

(1)	Audit fees represent fees of E&Y UK for the audit of the company’s annual consolidated financial statements; reviews of the company’s quarterly results of operations and reports on Form 10-Q; the audit of management’s assessment of the effectiveness of the company’s internal control over financial reporting and the audit of internal control over financial reporting; and the services that an independent auditor would customarily provide in connection with subsidiary audits, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, and assistance with review of documents filed with the SEC.
(2)	Tax fees represent tax compliance and return preparation and tax planning and advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors.    Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.    Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.    Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.    Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.    Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

Required Vote

The affirmative vote of a majority of the shares present, in person or by proxy, at the annual meeting is required to ratify the appointment of the independent registered public accountants.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP (UK) INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.cyclacel.com, is filed as an exhibit to our Annual Report on Form 10-K, and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922, Attention: Paul McBarron, Chief Operating Officer and Executive Vice President, Finance, and Secretary. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of NASDAQ.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2009 Annual Meeting of Stockholders, stockholder proposals must be received no later than December 19, 2008. To be considered for presentation at the 2008 Annual Meeting of Stockholders, although not included in the proxy statement, proposals must be received no earlier than January 25, 2009 and no later than February 25, 2009. Proposals that are not received in a timely manner will not be voted on at the 2008 Annual Meeting of Stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Cyclacel Pharmaceuticals, Inc., 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922.

Berkeley Heights, New Jersey
April 14, 2008

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.cyclacel.com and is available in paper form to beneficial owners of our common stock without charge upon written request to 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey 07922, Attention: Paul McBarron, Chief Operating Officer and Executive Vice President, Finance, and Secretary.

APPENDIX A

TEXT OF 2006 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

A-1

CYCLACEL PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

Effective March 16, 2006

Revised May 21, 2007

Amended and Restated May [14], 2008

i

ii

Cyclacel Pharmaceuticals, Inc. (the Company) established the Cyclacel Pharmaceuticals, Inc. 2006 Equity Incentive Plan effective March 16, 2006, which was approved by the holders of a majority of the shares of the stock present in person or by proxy and voting at a duly called meeting of the stockholders of the Company held on July 6, 2006 and was amended by the stockholders on May 21, 2007 to increase the number of shares issuable thereunder. The Plan was amended and restated as of March 31, 2008 by the Company’s board of directors and any such approvals that were required to be approved by the stockholders in accordance with Section 15.8 hereof were approved by the holders of a majority of the shares of the stock present in person or by proxy and voting at a duly called meeting of the stockholders of the Company held on May 14, 2008.

1.	PURPOSE

The primary purpose of the Plan is to provide a means by which directors, officers and other employees of the Company and its Parent and Subsidiaries (as defined herein) can acquire and maintain equity ownership in the Company, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract, employ, and retain directors, officers and other employees and to provide such persons with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

2.	DEFINITIONS

The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

Affiliate means an ‘‘affiliate’’ within the meaning set forth in Rule 405 under the 1933 Act.

Award means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or SARs.

Award Agreement means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Grantee.

Board means the board of directors of the Company.

Cash Position means the Company’s or a business unit’s level of cash and cash equivalents.

Cause means discharge of a Grantee (a) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any Subsidiary or affiliate, (b) for wilful violation of a policy of the Company or any Subsidiary or affiliate, (c) for serious and wilful acts of misconduct detrimental to the business or reputation of the Company or any Subsidiary or affiliate; provided, however, that ‘‘Cause’’ shall instead have the meaning set forth in the Grantee’s written employment contract or in the Grantee’s Award Agreement. The determination of whether a discharge of a Grantee is for Cause shall be determined in good faith by the Committee whose decision shall be final and binding.

Change of Control means that any of the following events shall have occurred: (a) any person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or any ‘‘person’’ within the meaning of Sections 13(d)(3) and 14(d) of the 1934 Act), other than the Company, a Subsidiary, or an employee benefit plan (or related trust) of the Company or a Subsidiary, become(s) the ‘‘beneficial owner’’ (as defined in Rule 13d-3 under the 1934 Act) of 30% or more of the then-outstanding voting stock of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (c) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the stockholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); (d) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which the Board in office immediately prior to such transaction or event constitutes less than a majority of the Board thereafter; or (e) the stockholders of the Company approve a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if Cyclacel Group plc is or becomes the beneficial owner of 30% or more of the outstanding voting stock of the Company.

Committee means the committee of the Board appointed pursuant to Section 4.1.

Company means Cyclacel Pharmaceuticals, Inc., a Delaware corporation.

Consultant means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

Director means a member of the Board.

Disability means a disability of a nature that would qualify the Grantee for long-term benefits under the Company’s long-term disability plan; provided, however, that with respect to an Incentive Stock Option, ‘‘Disability’’ means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code.

Earnings Per Share means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

Effective Date means  March 16, 2006, which is the date the Plan was adopted by the Board.

Employee means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute ‘‘employment’’ by the Company.

Exchange Program means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Committee in its sole discretion.

Fair Market Value of any Share, as of any applicable date, means (a) if Shares are then listed on a national securities exchange, the ‘‘fair market value’’ shall be the closing price for a Share on such exchange on the date in question, or, if there has been no sale of such security on that date, the closing price for a Share on such exchange on the last preceding business day on which such security was traded; (b) if Shares are then not listed on a national securities exchange, the ‘‘fair market value’’ shall be the mean of the bid and asked prices for a Share in the over the counter market as reported by the NASDAQ Stock Market (NASDAQ) on that date, or, if there be no such quotation on that date, such prices on the last preceding business day on which there was such a quotation; or (c) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

Grant Date means, with respect to an Award, the date the Award was granted.

Grantee means an individual who has been granted an Award.

Incentive Stock Option means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Internal Revenue Code.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended, and any succeeding Internal Revenue Code, and references to sections herein shall be deemed to include any such section as amended, modified or renumbered and shall also include any regulation and guidance thereto.

Net Income means as to any Performance Period, the income after taxes of the Company for the Performance Period determined in accordance with generally accepted accounting principles.

1934 Act means the Securities and Exchange Act of 1934, as amended.

1933 Act means the Securities Act of 1933, as amended.

Nonqualified Stock Option means an Option to purchase Shares that is not intended to be an Incentive Stock Option.

Operating Cash Flow means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

Operating Income means as to any Performance Period, the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

Option means any incentive stock option or nonqualified stock option granted under the Plan.

Option Price means the per share purchase price of a Share subject to an Option.

Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an option, each of the corporations other than the employer corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Performance Based Exception means the performance-based exception set forth in Section 162(m)(4)(C) of the Internal Revenue Code from the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Performance Goals means the goals determined by the Committee, in its sole discretion, to be applicable to a Grantee with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Net Income, (d) Operating Cash Flow, (e) Operating Income, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a business unit of the Company, and/or (v) to the extent not otherwise specified by the definition of the Performance Goal, on a pre-tax or after-tax basis.

Performance Period means the applicable time period established by the Committee, in its sole discretion, during which the performance objectives applicable to an Award must be met.

Performance Share means any Award granted under Section 8.

Performance Unit means any Award granted under Section 8.

Period of Restriction means the period during that Shares of Restricted Stock and Restricted Stock Units are subject to forfeiture and/or restrictions of transferability.

Plan means the Cyclacel Pharmaceuticals, Inc. Amended and Restated 2006 Equity Incentive Plan as set forth herein and as it may from time to time be amended.

Restricted Stock means any Award granted under Section 7.

Restricted Stock Unit means any Award granted under Section 7.

Return on Assets means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

Return on Equity means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

Return on Sales means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

Revenue means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with generally accepted accounting principles.

SEC means the U.S. Securities and Exchange Commission.

Officer means a person who is an officer of the Company within the meaning of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

Section 16 Grantee means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

Service Provider means an Employee, Director or Consultant.

Share means the Common Stock of the Company, par value $0.001 per share.

Stock Appreciation Right or SAR means an Award that pursuant to Section 6 is designated as a SAR.

Subsidiary means a corporation as defined in Section 424(f) of the Internal Revenue Code with the Company being treated as the employer corporation for purposes of this definition.

10% Owner means a person who owns stock (including stock treated as owned under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Termination of Employment occurs on the last day an individual is employed by the Company or any of its Subsidiaries or any Parent or the acceptance by the Company of a directors resignation from the board; notwithstanding the foregoing, for an individual who is an employee of a Subsidiary, the individual shall be deemed to have a Termination of Employment on the last day on which the Company owns voting securities possessing at least 50% of the aggregate voting power of such Subsidiary’s outstanding voting securities.

Total Stockholder Return means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

3.	SHARES SUBJECT TO THE PLAN

3.1    Number of Shares

Subject to adjustment as provided in Section 3.3, the total number of Shares available for grant under the Plan shall not exceed 5,200,000 Shares. Any Shares issued in connection with Awards shall be counted as one Share for every Share subject thereto for purposes of the above limit. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares. All Shares available for grant under the Plan may be issued in the form of Incentive Stock Options.

3.2    Lapsed Awards

(a) If an Award terminates, expires, or lapses, for any reason including pursuant to an Exchange Program, any Shares subject to such Award again shall be available to be the subject of an Award. If an Award expires, lapses or becomes unexercisable without having been exercised in full, is settled in cash or, with respect to Options, Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units, is forfeited to or repurchased by the Company at their original purchase price, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or shares repurchased at their original purchase price) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

(b) In connection with the granting of an Option or other Award (other than a Performance Unit denominated in dollars), the number of Shares available for issuance under this Plan shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated, pursuant to Section 3.1; provided, however, that where a SAR is settled in Shares, the number of Shares available for issuance under this Plan shall be reduced only by the number of Shares issued in such settlement. Shares used to pay the exercise price of an Option or the purchase price of Restricted Stock shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan.

3.3    Adjustments in Awards and Authorized Shares

In the event of any merger, reorganization, consolidation, recapitalization, reclassification, separation, liquidation, stock dividend, stock split, reverse stock split, repurchase, spin-off, split-up, Share combination, or other similar change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares that may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1 and 8.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution, diminution or enlargement of such Awards and any such adjustment may, in the sole discretion of the Committee, take the form of Options covering more than one class of Shares. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Any adjustment contained in this Section 3.3 shall be conclusive and binding for all purposes of the Plan.

3.4    Awards Granted to Non-US Employees

Awards may be granted to Service Providers who are foreign nationals or employed or provide services outside the United States, or both. Notwithstanding any provisions of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which individuals (if any) employed by the Company outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to Grantees, and (iii) establish subplans and modified Option exercise procedures and other Award terms and procedures to the extent such actions may be necessary or advisable. Awards to such individuals may be made on such terms and conditions different from those applicable to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignment outside their home country.

4.	ADMINISTRATION

4.1    Administrative Committee

The Plan shall be administered by the Board unless the Board determines at any time that it shall be administered by the Compensation Committee of the Board, which shall consist of not less than two persons who are directors of the Company, each of whom shall qualify as (a) an ‘‘outside director’’ within the meaning of Section 162(m) of the Internal Revenue Code and (b) a ‘‘non-employee director’’ within the meaning of Rule 16b-3 promulgated under Section 16(b) of the 1934 Act; provided, however, if there are less than two persons who so qualify, then the Committee shall consist of all the directors serving on the Board. The Board or the Compensation Committee (or their respective designees) administering the Plan is referred to herein as the ‘‘Committee’’.

4.2    Authority of the Committee

The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

(a) to grant Awards and to select the Service Providers to be granted Awards;

(b) to determine Fair Market Value;

(c) to determine (1) when Awards may be granted and any conditions that must be satisfied before an Award is made and (2) what types of Awards will be granted and the size and terms thereof, including, but not limited to, the exercise price, the date of grant, the time or times when Awards may be exercised (or are earned) (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(d) to institute an Exchange Program; however, the Committee may not institute an Exchange Program without stockholder approval, except for adjustments made pursuant to Section 3.3.

(e) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(f) to establish objectives and conditions for earning Awards;

(g) to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement;

(h) to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the performance period;

(i) to determine if and when an Award may be deferred;

(j) to determine whether the amount or payment of an Award should be reduced or eliminated;

(k) to determine the guidelines and/or procedures for the payment or exercise of Awards; and

(l) to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted Named Executive Officers (as defined for purposes of Section 162(m) of the Internal Revenue Code) comply with the Performance Based Exception under Section 162(m) of the Internal Revenue Code.

(m) to prescribe, amend, and rescind rules relating to the Plan;

(n) to determine, subject to the terms of the Plan, the terms and provisions of the written agreements by which all Awards shall be granted and to modify any such Award Agreement at any time (with the consent of the Grantee to the extent such modification is adverse to the Grantee); and

(o) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate.

The determination of the Committee on all matters relating to the Plan or any Award or Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award and binding on all parties concerned, including the Company, its stockholders and any person receiving an Award under the Plan.

To the extent not prohibited by law, the Committee may delegate its authority hereunder and may grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

5.	STOCK OPTIONS

5.1    Grant of Options

Subject to the terms and provisions of the Plan, Options may be granted to Service Providers at any time and from time to time as determined by the Committee in its sole discretion; provided, however, that Incentive Stock Options may be granted only to Employees. In selecting the individuals to whom Options may be granted, in determining the number of Shares subject to each Option, and in determining the other terms and conditions applicable to each Option, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan. The Committee, in its sole discretion, may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof. No Service Provider shall be granted Options covering more than 150,000 Shares in any one calendar year; notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted options covering an additional 125,000 Shares.

5.2    General Conditions

(a) The Grant Date of an Option shall be the date on which the Committee grants the Option or such later date as specified in advance by the Committee.

(b) The term of each Option shall be a period of not more than ten years from the Grant Date, and shall be subject to earlier termination as herein provided.

(c) A Grantee may, if otherwise eligible, be granted additional Options.

(d) No Option may be granted more than 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the Stockholders of the Company.

5.3    Option Price

No later than the Grant Date of any Option, the Committee shall determine the Option Price of such Option. Subject to Section 5.4 with respect to Incentive Stock Options, the Option Price of an Option shall be at such price (which may not be less than 100% of the Fair Market Value of a Share on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, as the Committee, in its discretion, shall determine, provided that any such assumption of, or substitution for outstanding awards shall not result in any adverse tax consequences under Section 409A of the Internal Revenue Code.

5.4    Grant of Incentive Stock Options

At the time of the grant of any Option, the Committee may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall have an Option Price of (1) not less than 100% of the Fair Market Value of a Share on the Grant Date or (2) in the case of a 10% Owner, not less than 110% of the Fair Market Value of a Share on the Grant Date;

(b) shall have a term of not more than ten years (not more than five years, in the case of a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(c) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at its Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee’s employer or any Parent or Subsidiary thereof (Other Plans)), determined in accordance with the provisions of Section 422 of the Internal Revenue Code, which exceeds $100,000 (the $100,000 Limit). For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted;

(d) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to all Incentive Stock Options previously granted under the Plan and any Other Plans (Prior Grants) and any Incentive Stock Options under such grant (the Current Grant) that are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as a separate Nonqualified Stock Option at such date or dates as are provided in the Current Grant;

(e) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

(f) shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option within two years of the date of grant or within one year of the date of exercise (except in the event of the death of the Grantee), within 10 days of such disposition.

5.5    Substitute Options

If the Committee cancels any Option granted under this Plan, (or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Option is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Option and may, in its discretion, provided that the grant date of the cancelled option shall be the date used to determine the earliest date or dates for exercising the new substituted Option under Section 5.7 hereof so that the Grantee may exercise the substituted Option at the same time as if the Grantee had held the substituted Option since the grant date of the cancelled option; provided that no Option shall be cancelled without the consent of the Grantee if the terms and conditions of the new Option to be substituted are not at least as favorable as the terms and conditions of the Option to be cancelled, and provided further that any such cancellation and substitution shall not result in any adverse tax consequences under Section 409A of the Internal Revenue Code.

5.6    Nontransferability

Unless the Committee shall otherwise determine, each Option granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee. With the approval of the Committee, an option may be transferred by gift to any member of the Grantee’s immediate family or to a trust for the benefit of one or more such immediate family members. For purposes of this Section 5.6, ‘‘immediate family’’ shall mean the Grantee’s spouse, children and grandchildren, parents, grandparents, former spouses, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships and any person sharing the employee’s household (other than as a tenant or employee).

5.7    Exercise of Options

Subject to Sections 11 and 12 and such terms and conditions as the Committee may impose, each Option shall be exercisable in such manner as the Committee, in its discretion, shall determine as set forth in the Award Agreement. Each Option shall be exercised by delivery to the Company of a written notice of intent to purchase (in such form as prepared by the Committee) a specific number of Shares subject to the Option and by payment of the Option Price. The Option Price of any Shares shall be paid in full at the time of the exercise.

5.8    Payment of Option Price

The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Subject to applicable laws, in the discretion of the Committee, a Grantee may pay the Option Price payable upon the exercise of an Option in (1) cash or check, (2) previously acquired Shares equal to the aggregate Option Price of the Shares as to which said Option shall be exercised (valued at its Fair Market Value on the business day next preceding the date of exercise) and which meet the conditions established by the Committee to avoid adverse accounting or securities law consequences (as determined by the Committee), (3) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (4) a reduction in the amount of any Company liability to the Grantee; (5) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws, or (6) any combination thereof. Payments in Shares shall be made by delivery of (a) stock certificates in negotiable form or (b) a completed attestation form prescribed by the Company setting forth the whole Shares of stock owned by the holder that the holder wishes to utilize to satisfy the exercise price or by any other method authorized by the Committee (including by cashless exercise to the extent not in violation of any applicable law). If certificates representing Shares are used to pay all or part of the purchase price of an Option, a separate certificate shall be delivered by the Company representing the same number of Shares as each certificate so used, and an additional certificate shall be delivered representing the additional Shares to which the holder of the Option is entitled as a result of the exercise of the Option.

6.	STOCK APPRECIATION RIGHTS

6.1    Grant of SARs

Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time or from time to time as determined by the Committee in its sole discretion. No Service Provider shall be granted SARS covering more than 150,000 Shares in any one calendar year; notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted SARs covering an additional 125,000 Shares.

6.2    Number of Shares

The Committee shall have complete discretion to determine the number of SARs granted to any Grantee, subject to the limits set forth in Section 6.1.

6.3    Exercise Price and Other Terms

The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, the exercise price of a SAR shall be not less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4    Exercise of SARs

SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5    Payment of SAR Amount

Upon exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares or a combination thereof.

6.6    Term of SARs

The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.

6.7    SAR Agreement

Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, will determine.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1    Grant of Restricted Stock and Restricted Stock Units

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Service Providers in such amounts as the Committee, in its sole discretion, shall determine. Notwithstanding the foregoing, no Service Provider shall be granted Restricted Stock and Restricted Stock Units covering more than 75,000 Shares in the aggregate in any one calendar year; notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted Restricted Stock and Restricted Stock Units covering an additional 50,000 Shares in the aggregate.

7.2    Transferability

Shares of Restricted Stock and Shares received in respect of Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3    Restrictions

Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee, in its sole discretion, may deem advisable or appropriate, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Committee may also set restrictions based upon the achievement of specific performance objectives (Company-wide, Subsidiary-wide, departmental, regional, functional, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis (including, without limitation, relative to the performance of other corporations or to continued employment or service)), determined by the Committee in its discretion, and may require recipients of Shares of Restricted Stock or Restricted Stock Units to pay a stipulated purchase price for such Shares of Restricted Stock or Restricted Stock Units.

7.4    Section 162(m) Performance Restrictions

For purposes of qualifying Awards of Restricted Stock and Restricted Stock Units as ‘‘performance-based compensation’’ under Section 162(m) of the Internal Revenue Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals may be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as ‘‘performance-based’’ compensation under Section 162(m) of the Internal Revenue Code. In granting Restricted Stock or Restricted Stock Units that are intended to qualify under Section 162(m) of the Internal Revenue Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units, as applicable, under Section 162(m) of the Internal Revenue Code (e.g., in determining the Performance Goals).

7.5    Legend on Certificates or Book-Entry Registration for Restricted Shares

Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

7.6    Cancellation of Restricted Stock/Restricted Stock Units

On the date set forth in the Award Agreement, all unearned or unvested Shares of Restricted Stock and Restricted Stock Units shall be forfeited to the Company and reacquired at no cost by the Company; provided, however, that the Committee may, in its sole discretion, when it finds that a waiver may be in the best interests of the Company, waive in whole or in part any remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

7.7    Earning of Restricted Stock Units

After the applicable Period of Restriction has ended, the Grantee shall be entitled to receive a payout of the number of Restricted Stock Units as specified in the Award Agreement. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, when it finds that a waiver may be in the best interests of the Company, may reduce or waive any restrictions for such Restricted Stock Unit, provided that any such action shall not result in any adverse tax consequences under Section 409A of the Internal Revenue Code.

7.8    Payment in Respect of Restricted Stock Units

Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

7.9    No Disposition During Period of Restriction

During the Period of Restriction, Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon Awards of Restricted Stock, the Committee may (a) cause a legend or legends to be placed on any certificates relating to Shares of Restricted Stock subject to an Award, or (b) issue ‘‘stop transfer’’ instructions, as it deems necessary or appropriate.

7.10    Dividend and Voting Rights

Unless otherwise determined by the Committee, during the Period of Restriction, Grantees who hold Shares of Restricted Stock or Restricted Stock Units shall not have the right to receive dividends in cash or other property or other distribution or rights in respect of such shares, and Grantees who hold Restricted Stock shall have the right to vote such Shares as the record owner thereof.

7.11    Award Agreement

Each Award of Restricted Stock and each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, will determine.

7.12    Share Certificates

Each certificate issued for Shares of Restricted Stock shall be registered in the name of the Grantee and deposited with the Company or its designee. At the end of the Period of Restriction, a certificate representing the number of Shares to which the Grantee is then entitled shall be delivered to the Grantee free and clear of the restrictions. No certificate shall be issued with respect to a Restricted Stock Unit unless and until such unit is paid in Shares.

8.	PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1    Grant of Performance Units or Shares

Subject to the terms and provisions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time as determined by the Committee in its sole discretion. No Service Provider shall be granted Performance Units or Performance Shares covering more than 75,000 Shares in the aggregate in any one calendar year; notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted an additional 50,000 Performance Shares and Performance Units in the aggregate.

8.2    Initial Value of Performance Units or Shares

Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3    Performance Objectives and Other Terms

The Committee shall set performance objectives in its discretion that, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to any Grantee. The applicable time period established by the Committee, in its sole discretion, during which the performance objectives must be met shall be called the ‘‘Performance Period’’.

8.4    General Performance Objectives

The Committee may set Performance Goals based upon the achievement of Company-wide, Subsidiary, departmental, regional, functional, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis (including, without limitation, relative to the performance of other corporations or to continued employment or service) determined by the Committee in its sole discretion.

8.5    Section 162(m) Performance Restrictions

For purposes of qualifying Awards of Performance Units or Performance Shares for the Performance Based Exception under Section 162(m) of the Internal Revenue Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units or Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals may be set by the Committee on or before the latest date permissible to enable the Performance Units or Performance Shares to qualify as ‘‘performance-based’’ compensation under Section 162(m) of the Internal Revenue Code. With respect to any Award that is intended to satisfy the conditions for the Performance Based Exception under Section 162(m) of the Internal Revenue Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares or Performance Units, as applicable, under Section 162(m) of the Internal Revenue Code (e.g., in determining the Performance Goals).

8.6    Earning of Performance Units or Shares

After the applicable Performance Period has ended, the Grantee shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit or Performance Share, the Committee, in its sole discretion, when it finds that a waiver may be in the best interests of the Company, may reduce or waive any performance objectives for such Performance Unit or Performance Share, provided that any such action shall not result in any adverse tax consequences under Section 409A of the Internal Revenue Code.

8.7    Form and Timing of Payment

Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares, or a combination thereof.

8.8    Cancellation of Performance Units/Shares

On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company and reacquired at no cost by the Company.

9.	SECTION 162(m) DISCRETION

9.1    Negative Discretion

Notwithstanding the achievement of any Performance Goals established under this Plan, the Committee has the discretion by Grantee, to reduce some or all of an Award that would otherwise be paid.

9.2    Extraordinary Events

At, or at any time after, the time an Award is granted, and to the extent permitted under Section 162(m) of the Internal Revenue Code and the regulations thereunder without adversely affecting the treatment of the Award under the Performance Based Exception, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

10.	TAX WITHHOLDING

10.1    Mandatory Tax Withholding.

Whenever under the Plan, cash or Shares pursuant to an Award are to be delivered to an individual who is either a U.S. citizen or is otherwise subject to U.S. federal income taxes upon exercise or payment of an Award, the Company shall be entitled to require as a condition of delivery (a) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (b) the withholding of such sums from compensation otherwise due to the Grantee or from any Shares or cash due to the Grantee under the Plan, or (c) any combination of the foregoing.

If any disqualifying disposition described in Section 5.4(f) is made with respect to Shares acquired under an Incentive Stock Option granted pursuant to the Plan, then the person making such disqualifying disposition shall remit to the Company an amount sufficient to satisfy any and all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan.

10.2    Elective Share Withholding

Subject to such terms and conditions as the Company may in its discretion determine, the Company may permit a Grantee to satisfy tax withholding obligations through the withholding by the Company of a portion of the Shares (‘‘Share Withholding’’) otherwise deliverable to such

Grantee upon the exercise of an Award (‘‘Taxable Event’’) having a Fair Market Value equal to the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event.

11.	DEFERRED PAYMENTS

Subject to the terms of this Plan and applicable law, the Committee may determine that all or a portion of any Award to Grantee, whether it is to be paid in cash, Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Grantees. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion; provided, however, that no deferral shall be permitted to the extent that any such deferral would adversely affect the tax treatment of any outstanding Awards under applicable law including, but not limited to, pursuant to Section 409A of the Internal Revenue Code.

12.	TERMINATION OF EMPLOYMENT

12.1    Termination for Cause.

Except as may otherwise be provided in the Award Agreement, if the Grantee has a Termination of Employment for Cause, any unexercised Award shall terminate immediately upon the Grantee’s Termination of Employment.

12.2    Termination other than for Cause.

If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Award, to the extent exercisable on the date of the Grantee’s Termination of Employment, may be exercised as follows:

(a) Death.    Except as may otherwise be provided in the Award Agreement, if the Grantee’s Termination of Employment is caused by the death of the Grantee, then any unexercised Award to the extent exercisable on the date of the Grantee’s death, may be exercised in whole or in part, at any time within one year after the Grantee’s death by the Grantee’s personal representative or by the person to whom the Award is transferred by will or the applicable laws of descent and distribution, but in no event beyond the scheduled expiration of the Award;

(b) Disability.    Except as may otherwise be provided in the Award Agreement, if the Grantee’s Termination of Employment is on account of the Disability of the Grantee, then any unexercised Award to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within one year after the date of such Termination of Employment; provided, however, that, if the Grantee dies after such Termination of Employment and before the end of such one year period, such Award may be exercised by the deceased Grantee’s personal representative or by the person to whom the Award is transferred by will or the applicable laws of descent and distribution within one year after the Grantee’s Termination of Employment, or, if later, within 180 days after the Grantee’s death, but in no event beyond the scheduled expiration of the Award; and

(c) Other.    If the Grantee’s Termination of Employment is for any reason other than Cause, death or Disability, then except as may otherwise be provided in the Award Agreement, any unexercised Award, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within 30 days after such Termination of Employment; provided, however, that if the Grantee dies within such three-month period following such termination of Employment, such Award may be exercised by the deceased Grantee’s personal representative or by the person to whom the Award is transferred by will or the applicable laws of descent and distribution within 180 days of the Grantee’s death, but in no event beyond the scheduled expiration of the Award.

13.	EFFECTS OF A DISSOLUTION OR LIQUIDATION

In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options, SARs and right to purchase Restricted Stock) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

14.	EFFECTS OF A CHANGE OF CONTROL

In the event of a merger or Change in Control, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation; provided that any such assumption or substitution shall not result in any adverse tax consequences under Section 409A of the Internal Revenue Code. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall (i) fully vest in and have the right to exercise the Option, SAR or right to purchase Restricted Stock as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable, and (ii) fully earn and receive a payout with respect to other Awards. If an Award becomes fully vested and exercisable (or earned, as applicable) in lieu of assumption or substitution in the event of a merger or Change in Control, the Committee shall notify the Participant in writing or electronically that (i) the Option, SAR or right to purchase Restricted Stock shall be fully vested and exercisable for a period determined by the Committee, and all outstanding Options, SARs and rights to purchase Restricted Stock shall terminate upon the expiration of such period and (ii) the other Awards shall be paid out immediately prior to the merger or Change in Control as if fully earned. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or Change in Control, the assumed Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise (or payout or vesting, as applicable) of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

15.	MISCELLANEOUS

15.1    Securities Law Matters

(a) If the Committee deems it necessary to comply with the 1933 Act and there is not in effect a registration statement under the 1933 Act relating to the acquisition of the Shares pursuant to the Award, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for Shares.

(b) If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (1) federal or state securities law or (2) the listing requirements of any securities exchange on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

15.2    Funding

Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for, benefits under the Plan.

15.3    No Employment Rights

Neither the establishment of the Plan nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

15.4    Awards Under Other Plans or Sub-Plans

The Company or a Subsidiary may grant awards relating to Shares under other plans or programs including sub-plans under this Plan. The Committee in its discretion may determine that such awards shall be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan similar to Shares issued in settlement of Awards and shall, when issued, reduce the number of Shares available under Section 3 in the case of Awards originally granted under the Plan.

15.5    Rights as a Stockholder

A Grantee shall not by reason of any Award have any right as a stockholder of the Company with respect to the Shares that may be deliverable upon exercise of such Award until such Shares have been delivered to him. Except as may otherwise be provided in the applicable Award Agreement, as a condition of exercise, a Grantee will be required to execute a stockholder agreement if any such agreement is then in effect with respect to the Shares.

15.6    Nature of Payments

Any and all grants or deliveries of Shares hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

15.7    Nonuniform Determinations

Neither the Committee’s nor the Board’s determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 12, of Terminations of Employment. Notwithstanding the foregoing, the Committee’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

15.8    Amendment of the Plan

The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit transactions in Shares pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act or (b) under the listing requirements of any securities exchange on which are listed any of the Company’s equity securities.

15.9    Termination of the Plan

The Plan shall terminate on the tenth anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award or Award Agreement then outstanding under the Plan.

15.10    No Illegal Transactions

The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority that may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Shares or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

15.11    No Loans

No loans from the Company to Grantee shall be permitted under this Plan.

15.12    Assignment or Transfer

Unless the Committee shall specifically determine otherwise, no Award under the Plan or any rights or interest therein shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the Grantee’s lifetime, only by the Grantee. Once awarded, the Shares received by a Grantee may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the 1933 Act, Section 16 of the 1934 Act and the Company’s insider trading policy (if any), each as amended from time to time.

15.13    Beneficiary Designation

To the extent allowed by the Committee, each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

15.14    Cost and Expenses

The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Grantee unless the Committee otherwise determines in its sole discretion.

15.15    Fractional Shares

Fractional Shares shall not be issued or transferred under an Award, but the Committee may pay cash in lieu of a fraction or round the fraction, in its discretion.

15.16    Indemnification

Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in the Company’s Certificate of Incorporation and Bylaws as in effect from time to time.

15.17    Severability

If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.18    Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

15.19    Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business or assets of the Company.

15.20    Headings

The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

15.21    Number and Gender

When appropriate the singular as used in this Plan shall include the plural and vice versa, and the masculine shall include the feminine.

15.22    Controlling Law

The laws of the State of Delaware, except its laws with respect to choice of laws, shall be controlling in all matters relating to the Plan.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Cyclacel Pharmaceuticals, Inc. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Cyclacel Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cyclacel Pharmaceuticals, Inc.., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CYCLACEL PHARMACEUTICALS, INC.
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.							To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors				For All	Withhold All	For All Except
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Pierre Legault
	02)	Spiro Rombotis		☐	☐	☐
	03)	Dr. David U’Prichard

Vote on Proposals							For	Against	Abstain
2.	Proposal to amend the Amended and Restated 2006 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder.						☐	☐	☐

3.	Proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008.						☐	☐	☐

4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please indicate if you plan to attend this meeting.			Yes ☐		No ☐

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)		Date

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — — —

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
May 14, 2008

The stockholder(s) hereby appoint(s) Spiro Rombotis and Paul McBarron, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cyclacel Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on May 14, 2008, at the company’s headquarters at 200 Connell Drive, Suite 1500, Berkeley Heights, New Jersey, 07922, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:	_______________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE